Exhibit 10.25

PURCHASE AND SALE AGREEMENT

BETWEEN

BLUEBIRD NORTH LA HABRA LLC,
BLUEBIRD NORTH WALNUT LLC,
BLUEBIRD NORTH YORBA LINDA LLC,
BLUEBIRD NORTH LOS ALAMITOS LLC,
BLUEBIRD SOUTH GARDEN GROVE LLC,
BLUEBIRD SOUTH LAGUNA LLC,
BLUEBIRD SOUTH TRABUCO MISSION VIEJO LLC,
BLUEBIRD SOUTH PUERTA REAL MISSION VIEJO LLC,
BLUEBIRD SOUTH WESTMINSTER LLC,
BLUEBIRD WAG BOULDER LLC,
BLUEBIRD WAG PALM BAY LLC,
BLUEBIRD CAPITAL CIRCLE LLC,
BLUEBIRD BWW PHOENIX LLC,
AND
BLUEBIRD CHASE CHICAGO LLC,
AS SELLERS,

AND

SBMC MESMER, L.P., a California limited partnership
AS PURCHASER

As of March 28, 2016

TABLE OF CONTENTS

Page

ARTICLE I PURCHASE AND SALE		1

1.1	Agreement of Purchase and Sale	1
1.2	Purchase Price	2
1.3	Payment of Purchase Price	3
1.4	Earnest Money	3
1.5	Indivisible Economic Package	3
1.6	Excluded Assets	3

ARTICLE II TITLE AND SURVEY		4

2.1	Permitted Liens	4
2.2	Commitment	4
2.3	Title Objections	4
2.4	Elimination of Liens	4
2.5	Survey	5

ARTICLE III INSPECTION; DUE DILIGENCE PERIOD		5

3.1	Right of Inspection.	5
3.2	Indemnity	6
3.3	Due Diligence Period.	7

ARTICLE IV CLOSING		7

4.1	Time and Place	7
4.2	Sellers' Obligations at Closing.	8
4.3	Purchaser's Obligations at Closing	9
4.4	Credits and Prorations.	10
4.5	Closing Costs.	13
4.6	Conditions Precedent to Obligation of Purchaser	13
4.7	Conditions Precedent to Obligation of Sellers	14
4.8	Failure of Condition	14

ARTICLE V REPRESENTATIONS, WARRANTIES AND COVENANTS		15

5.1	Representations and Warranties of Sellers	15
5.2	Knowledge Defined	17
5.3	Change of Circumstances.	17
5.4	Survival of, and Liability with Respect to, Sellers' Representations and Warranties.	17
5.5	Covenants of Sellers	18
5.6	Representations and Warranties of Purchaser	19

(i)

Page

5.7	Survival of, and Liability with Respect to, Purchaser's Representations and Warranties	19

ARTICLE VI DEFAULT		20

6.1	Default by Purchaser	20
6.3	Judicial Reference	21

ARTICLE VII RISK OF LOSS		22

7.1	Casualty; Condemnation.	22

ARTICLE VIII COMMISSIONS		23

8.1	Brokerage Commissions	23

ARTICLE IX DISCLAIMERS AND WAIVERS		24

9.1	No Reliance on Documents	24
9.2	DISCLAIMERS	24
9.3	Environmental Release.	26
9.4	Purchaser's Release	27
9.5	No Financial Representation	27
9.6	Effect and Survival of Disclaimers	28

ARTICLE X EXISTING LOAN		28

10.1	Existing Loan	28
10.2	Purchaser's Obligation	28
10.3	Cooperation	29
10.4	Inability to Obtain Existing Lender's Consent; Disapproval of Assumption by Existing Lender	29
10.5	Withdrawal of Existing Lender's Consent	29

ARTICLE XI Rights of First Refusal		30

11.1	Bank of America ROFR	30
11.2	Notice to BOA	30
11.3	No ROFR Election	30
11.4	Elected ROFR Property	30

ARTICLE XII RESERVED		31

ARTICLE XIII MISCELLANEOUS		31

(ii)

Page

13.1	Confidentiality.	31
13.2	Public Disclosure	32
13.3	TIME IS OF THE ESSENCE	32
13.4	Discharge of Obligations	32
13.5	Assignment	32
13.6	Notices	33
13.7	Modifications	34
13.8	Attorneys' Fees	34
13.9	Calculation of Time Periods	34
13.10	Successors and Assigns	34
13.11	Entire Agreement	34
13.12	Further Assurances	34
13.13	Counterparts and Electronic Signature	35
13.14	Severability	35
13.15	Applicable Law; WAIVER OF JURY TRIAL	35
13.16	No Third Party Beneficiary	35
13.17	Annexes, Exhibits and Schedules	35
13.18	Captions	35
13.19	Construction	35
13.20	Termination of Agreement	35
13.21	Limitation of Liability	36
13.22	Post-Closing Third-Party Claims	36
13.23	1031 Exchange	36

(iii)

SCHEDULES AND EXHIBITS

Schedules

Schedule 1Sellers

Schedule 1.1(c)Property Addresses

Schedule 1.1(f)Operating Agreements

Schedule 1.2Purchase Price Allocations

Schedule 2.5Existing Surveys

Schedule 5Existing Mortgages

Schedule 5.1(iii)Encumbrances

Schedule 11.1(b)ROFR Properties

Exhibits

Exhibit ADefinitions

Exhibit BLegal Descriptions of Land

Exhibit C-1Form of California Corporation Grant Deed

Exhibit C-2Form of Colorado Special Warranty Deed

Exhibit C-3Form of Arizona Special Warranty Deed

Exhibit C-4Form of Florida Special Warranty Deed

Exhibit C-5Form of Illinois Warranty Deed

Exhibit DForm of Bill of Sale

Exhibit EForm of Assignment of Leases

Exhibit FForm of Assignment and Assumption Agreement

Exhibit GNon-Foreign Person Certificate

Exhibit H Sellers' Closing Certificate

Exhibit ITenant Notice Letter

Exhibit JPurchaser's Closing Certificate

Exhibit KForm of Estoppel Certificate

Exhibit LPermitted Liens

Exhibit MWinter Park Property ROFR

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement") is made as of the 28th day of March, 2016 (the "Effective Date"), by and between the entities listed on Schedule 1 attached hereto and incorporated herein (each such entity a "Seller" and collectively, "Sellers"), each having an office at c/o Consolidated-Tomoka Land Co., 1530 Cornerstone Blvd., Daytona Beach, FL 32117, and SBMC Mesmer, L.P., a California limited partnership having an office at c/o Black Equities Group, Ltd., 433 North Camden Drive, Suite 1070, Beverly Hills, CA 90210 (together with its permitted successors and permitted assigns, "Purchaser").  All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in Exhibit A attached hereto.

RECITALS

WHEREAS, each Seller is the owner of the real property set forth next to such Seller's name on Schedule 1, which real property is more particularly described in Exhibit B attached hereto and incorporated herein (such real property, together with all appurtenances, rights, privileges, development rights, air rights, rights of way and easements appurtenance thereto, are collectively referred to herein as the "Land"); and

WHEREAS, each Seller desires to sell to Purchaser and Purchaser desires to purchase from each such Seller, each Seller's interest in the Sale Assets (as defined below), subject to the terms and conditions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1Agreement of Purchase and Sale

.  Subject to the terms and conditions hereinafter set forth, including, without limitation, the provisions of Article XI hereof, Sellers  agree, jointly and severally, to sell, assign, transfer and convey to Purchaser such Seller's interest in the Sale Assets, and Purchaser agrees to purchase, assume, accept and acquire the Sale Assets.  For purposes of this Agreement, "Sale Assets" means collectively the following:

(a)the Land;

(b)the buildings, structures, fixtures and other improvements on the Land (collectively, the "Improvements"; the Land and Improvements for each location are herein called a "Real Property" and collectively the "Real Properties" );

(c)all of each Seller's right, title and interest in and to all tangible personal property owned by such Seller and located upon the Real Property (collectively, the "Personal Property"), including, without limitation, all appliances, equipment, mechanical systems, machinery, keys, fixtures, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property used exclusively in connection with the operation of the Real Property;

(d)all of each Seller's right, title and interest as landlord in and to all lease agreements set forth in Schedule 1.1(d) and made a part hereof (collectively, the "Leases"), together with all lease agreements hereafter entered into in accordance with this Agreement and all lease guaranties in connection therewith, and all security deposits paid to the applicable Seller under the Leases (including all interest thereon to which the tenants are entitled to receive) to the extent not applied in the case of a tenant default (collectively, the "Security Deposits");

(e)all of each Seller's right, title and interest in and to all contracts and agreements listed and described on Schedule 1.1(e) attached hereto and made a part hereof, relating to the upkeep, repair, maintenance, ownership, use or operation of the Real Property which will extend beyond the date of Closing, including, without limitation, to the extent transferable in accordance herewith, all equipment leases and leasing commission agreements, together with all such contracts or agreements hereafter entered into in accordance with this Agreement (collectively, the "Operating Agreements"); provided, that for the avoidance of doubt, the Leases shall not constitute Operating Agreements;

(f)all of each Seller's right, title and interest in and to the licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted to such Seller by any Governmental Authority having jurisdiction over the Real Property or any portion thereof, together with all renewals and modifications thereof to the extent the same are assignable (collectively, the "Licenses and Permits");

(g)all of each Seller's right, title and interest in and to all other intangible rights, titles, interests, privileges and appurtenances owned by such Seller and related to or used exclusively in connection with the ownership, use, development or operation of such Seller's Real Property (collectively, the "Other Intangibles");

(h)all plans, drawings, specifications, surveys, plans and specifications, engineering and architectural drawings, building or engineering records and reports, schedules and the like owned by any Seller relating to the Real Property, and tenant lease files with respect to the Leases (collectively, the "Books and Records"); and

(i)to the extent transferable in accordance herewith, any and all warranties and guaranties in favor of any Seller currently in effect, related to or used exclusively in connection with the ownership, use or operation of the Real Property or Personal Property (collectively, the "Warranties").

1.2Purchase Price

.  Sellers shall sell and Purchaser shall purchase the Sale Assets for a purchase price of $51,600,00.00, subject to the adjustments set forth herein (the "Purchase Price").  The Purchase Price shall be allocated to each Real Property as set forth on Schedule 1.2; provided, however, that Seller and Purchaser acknowledge and agree that such allocation is set forth only for the purposes of determining the appropriate amount of any transfer taxes applicable to the conveyance of the Real Property, the insured amounts for each Real Property under the applicable Title Policy and for other purposes expressly set forth in this Agreement.

(a)SBKFC Holdings, LLC, a Colorado limited liability company (“SBKFC”) is the successor to GE Capital Franchise Finance Corporation, a Delaware corporation with respect to that certain Amended and Restated Master Lease dated as of August 15, 2003 with KFC U.S. Properties, Inc. as amended by that certain First Amendment To Amended and Restated Master Lease dated as of August 15, 2003 (the "KFC Master Lease").  The KFC Lease is a master lease of multiple properties, including that certain real property located at 4250 Aloma Avenue, Winter Park, Florida (the "Winter Park Property"). Subject to an amendment to the KFC Lease which creates an individual lease for the Winter Park Property (the "Winter Park Lease") (which neither Purchaser nor SBKFC warrants will occur and the execution of which shall be subject to numerous factors beyond such parties' control), Purchaser will cause SBKFC   to grant Seller (subject to all  terms and conditions of the Winter Park Lease which may be negotiated in the Winter Park Lease) a right of first refusal to Consolidated-Tomoka Land Co.  for the purchase of that certain real property located at 4250 Aloma Avenue, Winter Park, Florida (the "Winter Park Property"), the form of such right of first refusal attached as Exhibit M to this Agreement (the "Winter Park Property ROFR").  The provisions of this Section 1.2(a) shall survive Closing.

1.3Payment of Purchase Price

.  The Purchase Price, as increased or decreased, in each case by (a) the prorations and adjustments provided in this Agreement and (b) the terms of Sections 10.2 and 11.4, shall be payable on the Closing Date.  Payment of the Purchase Price shall be made in full on the Closing Date in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to the Escrow Agent and Purchaser (subject to a credit for the Earnest Money); provided, however, that in the event Purchaser assumes the Existing Loan in accordance with Article X, (i) the outstanding principal balance of the Existing Loan assumed shall be credited against the Purchase Price in accordance with the terms of Section 10.2 and (ii) the Purchase Price shall be increased by the undrawn amount of any outstanding letters of credit provided by Seller or its Affiliates under the Existing Loan that are not replaced by Purchaser and returned to Seller at Closing.

1.4Earnest Money

.  Purchaser shall deposit with the Escrow Agent on the first Business Day after the Effective Date an amount equal to $1,000,000.00 (the "Initial Deposit") in cash by wire transfer.  In the event that Purchaser does not terminate this Agreement on or before the expiration of the Due Diligence Period, Purchaser shall deposit with the Escrow Agent by 5:00 pm Pacific time on the date that the Due Diligence Period expires an additional amount equal to $1,000,000.00 (the "Second Deposit"; the Initial Deposit and Second Deposit are together herein called the "Deposit") in cash by wire transfer.  The Escrow Agent shall hold the Deposit in an interest-bearing account in accordance with the terms of Agreement.  The Deposit, together with all interest earned on such sum, is herein referred to collectively as the "Earnest Money" and shall be fully refundable as provided in this Agreement or credited against the Purchase Price on the Closing Date, as applicable.  All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of the this Agreement.

1.5Indivisible Economic Package

.  Except as otherwise provided in Article II, Purchaser has no right to purchase, and Sellers have no obligation to sell, less than all of the Sale Assets it being the express agreement and understanding of Purchaser and Sellers that, as a material inducement to Sellers and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Sellers have agreed to sell, all of the Sale Assets, subject to and in accordance with the terms and conditions hereof.

1.6Excluded Assets

.  Notwithstanding the sale of the Sale Assets pursuant to Section 1.1, Sellers shall not sell, and Purchaser shall not acquire, (a) any cash, cash equivalents, interest rate protection agreements or caps, receivables or payables, reserves, bank accounts, short term or long term investments, government securities, insurance policies (and any proceeds therefrom) (except to the extent set forth in Article VII), and any condemnation awards (except to the extent set forth in Article VII), (b) any property that serves or is used in connection with any property other than the Real Properties, (c) any property owned by the tenants or other Persons other than Sellers, (d) any Sale Assets conveyed to a ROFR Party pursuant to Article XI hereof, or (e) any proprietary or confidential materials of Sellers or their Affiliates (collectively, the "Excluded Assets").

ARTICLE II
TITLE AND SURVEY

2.1Permitted Liens

.  At the Closing, Seller shall convey and Purchaser shall accept the Sale Assets, with title to the Real Properties being subject only to the Permitted Liens.

2.2Commitment

.  Purchaser shall have the right to obtain from the Title Company a commitment for the issuance of a Standard ALTA Form 2006 Owner's Policy of Title Insurance (or if such ALTA policy is not available in any jurisdiction in which the Sale Assets are located, an owner's policy of title insurance in a form customarily obtained for similar commercial transactions) covering the Real Property based on a title insurance commitment (each, a "Title Commitment" and collectively, the "Title Commitments") from the Title Company.  Purchaser shall forward to the Sellers' attorneys, promptly upon receipt thereof, a copy of (a) each Title Commitment and a copy of each document referenced therein as an exception, and (b) each update to any Title Commitment.

2.3Title Objections

. If the Title Commitments or any updates thereto, or any Existing Survey (as defined below), shall reveal or disclose any defects, objections or exceptions in the title to a Seller's interest in a Real Property which Purchaser is not required to accept or have been deemed to have accepted under the terms of this Agreement ("Title Objections"), then at any time prior to three (3) Business Days prior to the expiration of the Due Diligence Period, Purchaser shall notify Seller of such Title Objections in writing.  In the event that any update to a Title Commitment delivered to Purchaser after the expiration of the Due Diligence Period includes an exception that is material in nature and was not previously included on any prior Title Commitment, Purchaser shall be entitled to object to such new exception by delivering written notice thereof to Seller within three (3) business days of Purchaser's receipt of the updated Title Commitment showing such exception.  If Purchaser does not timely notify Seller in writing of any such Title Objections, TIME BEING OF THE ESSENCE, then Purchaser shall be deemed to have accepted the state of title to the Real Property reflected in such

Title Commitment and to have waived any claims or defects which it might otherwise have raised with respect to the matters reflected therein and the same shall be deemed to be Permitted Liens for all purposes of this Agreement.

2.4Elimination of Liens

.  If any Title Objections appear in the Title Commitments or any updates to the Title Commitments, then Sellers may, at their election, undertake to eliminate such Title Objections, it being agreed that Sellers shall have no obligation to incur any expense in connection with curing such Title Objections, except that Sellers shall cure and eliminate (a) all Title Objections which were caused by, resulted from or arose out of a grant by any of the Sellers of a mortgage or other security interest other than in connection with the Existing Loan and (b) any mechanic's liens resulting from work at any Real Property commissioned by any of the Sellers (collectively, "Monetary Title Matters").  Sellers or Purchaser, in their discretion, may adjourn the Closing for up to thirty (30) days in the aggregate in order to allow Sellers to  eliminate such Title Objections.  In lieu of eliminating any Title Objections which Sellers may elect, or be required, pursuant to the express terms hereof, to eliminate under this Agreement, Seller may deposit with the Title Company such amount of money as may be determined by the Title Company as being sufficient to induce the Title Company, without the payment of any additional premium by Purchaser, to omit such Title Objections from Purchaser's title insurance policy.  If Sellers are unable to so eliminate or omit all such Title Objections in accordance with the terms of this Agreement on or before such adjourned date for the Closing, then Purchaser shall elect either to (i) proceed to Closing subject to the Permitted Liens, specifically including any matter objected to by Purchaser which Sellers are unwilling or unable to cure, without reduction of the Purchase Price or (ii) terminate this Agreement by notice given to Sellers and Escrow Agent, in which event the Earnest Money shall be returned to Purchaser, and this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder, except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.  If Sellers notify Purchaser that Sellers do not intend to attempt to cure any Title Objection, or if, having commenced an attempt to cure any Title Objection, Sellers later notify Purchaser that Sellers will be unable to effect a cure thereof, Purchaser shall, within three (3) Business Days after such notice has been given, notify Sellers in writing whether Purchaser shall elect to proceed to Closing under clause (i) of this Section 2.4 or to terminate this Agreement under clause (ii) of this Section 2.4.  In any case, if Purchaser fails to timely provide notice of its election to terminate under clause (ii) of this Section 2.4, Purchaser shall be deemed to have elected to proceed under clause (i) of this Section 2.4.

2.5Survey

.  Purchaser acknowledges that it has received those certain surveys listed on Schedule 2.5 (each, an "Existing Survey").  Purchaser shall have the right to cause each Existing Survey to be updated (each, an "Updated Survey") at Purchaser's expense and, if it elects to obtain an Updated Survey, Purchaser shall deliver a copy of any Updated Survey to Sellers and the Title Company.  Sellers shall have no obligation to cure or eliminate any Title Objection resulting from any Updated Survey, the terms of Section 2.3 and Section 2.4 notwithstanding.

ARTICLE III
INSPECTION; DUE DILIGENCE PERIOD

3.1Right of Inspection.

(a)During the Due Diligence Period, Purchaser, at its sole cost and expense, shall have the right to make a physical inspection of the Sale Assets and to examine at such place or places at the Real Property, in the offices of Sellers or elsewhere as the same may be located, the Books and Records.  Purchaser acknowledges that some of such documents may have been prepared by third parties and may have been prepared prior to the Sellers' ownership of the Real Properties.  Purchaser shall have the right to terminate this Agreement (and have the Earnest Money fully refunded to it) based upon anything it learns about the Sale Assets or any matter to which any of the Sale Assets is subject, as set forth in Section 3.3.

(b)Purchaser understands and agrees that any on-site inspections of the Real Property shall be conducted upon at least three (3) days' prior written notice to Sellers (provided that, as to in-unit inspections, the notice period shall be consistent with the notice period Sellers must give tenants under the Leases and under applicable state and local law) and in the presence of Sellers or its representative and shall occur at reasonable times agreed upon by Sellers and Purchaser.  Purchaser may not contact any tenants, vendors or service providers without first obtaining Sellers' prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Such physical inspection shall not unreasonably interfere with the use of the Real Property or its tenants nor shall Purchaser's inspection damage the Real Property in any respect.  Such physical inspection shall not be invasive in any respect unless Purchaser obtains Sellers' prior written consent (which consent may be granted or denied in Sellers' sole discretion), and in any event shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations.  Following each entry by Purchaser with respect to inspections or tests on the Real Property, Purchaser shall restore the Real Property to the condition it was in prior to any such inspections or tests.  Sellers shall reasonably cooperate with Purchaser in its due diligence but shall not be obligated to incur any liability or expense in connection therewith.  Purchaser shall, promptly after completion thereof, provide Sellers with copies of all written reports, investigations and studies that are prepared, conducted or made by, for or behalf of Purchaser by third parties (and such shall be delivered to Sellers without any representation or warranty whatsoever as to its contents, completeness or otherwise by Purchaser), other than economic analyses, internal memoranda or those reports, opinions, investigations or studies that are privileged.  Purchaser's obligation to deliver the foregoing shall survive expiration or termination of this Agreement.

(c)Purchaser agrees (i) that prior to entering on any Real Property to conduct any physical inspection, Purchaser shall obtain and maintain, or shall cause each of its contractors and agents to maintain (and shall deliver evidence satisfactory to Seller thereof), at no cost or expense to Seller, general liability insurance from an insurer reasonably acceptable to Sellers in the amount of $2,000,000 in force per occurrence with a $5,000,000 aggregate limit, such policies to name Sellers as an additional insured party, which insurance shall provide coverage against any claim for personal injury or property damage caused by Purchaser or its agents, representatives or consultants in connection with any such tests and investigations, and (ii) to keep the Real Property free from all liens and encumbrances.

3.2Indemnity

.  PURCHASER AGREES TO INDEMNIFY AND HOLD SELLERS AND THEIR RESPECTIVE AGENTS, DIRECTORS, PARTNERS, MEMBERS, OFFICERS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "SELLER INDEMNIFIED PARTIES") HARMLESS FROM

AND AGAINST ANY CLAIM FOR LIABILITIES, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) DAMAGES OR INJURIES ARISING OUT OF OR RESULTING FROM THE INSPECTION OF THE REAL PROPERTIES BY PURCHASER OR ITS AGENTS; NOTWITHSTANDING THE FOREGOING, PURCHASER WILL NOT BE LIABLE TO A SELLER INDEMNIFIED PARTY FOR ANY LOSS OR DAMAGE SUFFERED OR INCURRED BY SUCH SELLER INDEMNIFIED PARTY AS A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH SELLER INDEMNIFIED PARTY, NOR WILL PURCHASER BE RESPONSIBLE FOR ANY DAMAGE CAUSED BY THE MERE DISCOVERY OF A PRE-EXISTING CONDITION BY PURCHASER OR ITS AGENTS; PROVIDED HOWEVER THAT PURCHASER SHALL BE LIABLE HEREUNDER TO THE EXTENT PURCHASER OR ITS AGENTS EXACERBATE SUCH PRE-EXISTING CONDITION.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, SUCH OBLIGATION TO INDEMNIFY AND HOLD HARMLESS THE SELLER INDEMNIFIED PARTIES SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

3.3Due Diligence Period.

(a)Purchaser shall have from the Effective Date until the date that is twenty one (21) days after the Effective Date (the "Due Diligence Period"), to determine if it is not satisfied, for any or no reason whatsoever, with any matter relating to the Sale Assets as a result of its inspections or other due diligence performed during the Due Diligence Period. The Due Diligence Period shall be extended until the earlier to occur of two (2) Business Days after (x) the expiration of all applicable ROFR rights without any exercise of any of the rights thereunder; and (y) the written election of the ROFR Parties to waive or exercise all ROFR's.  Purchaser shall have the right to terminate this Agreement by written notice to Sellers (with a concurrent copy to the Escrow Agent), given prior to 5:00 pm Pacific time on the last day of the Due Diligence Period, in which event the Earnest Money shall be returned to Purchaser, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder, except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.  In the event that Purchaser does not terminate this Agreement within the Due Diligence Period, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Article III.

(b)In the event Purchaser does not terminate this Agreement within the Due Diligence Period, the Earnest Money shall be deemed non-refundable, except to the extend otherwise expressly set forth herein.

ARTICLE IV
CLOSING

4.1Time and Place

.  The consummation of the transaction contemplated hereunder (the "Closing") shall occur at 10:00 am Pacific time on the Closing Date through escrow between Sellers, Purchaser and the Escrow Agent, so that it will not be necessary for either Sellers or Purchaser to attend any Closing.  At Closing, Sellers and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions.  Notwithstanding anything in the contrary contained herein, either Sellers or Purchaser may elect, by written notice thereof delivered to the other party prior to the Closing, to extend the Closing Date to July 31, 2016.  Additionally, Sellers or Purchaser shall have the right to extend the Closing Date for one (1) thirty (30) day period after July 31, 2016 by providing written notice thereof to the other party  prior to the Closing as provided in Section 10.4 hereof; provided, however, Sellers and Purchaser acknowledge and agree that the Closing Date shall not be extended beyond August 31, 2016.

4.2Sellers' Obligations at Closing.

(a)Subject to Article XI, Sellers shall deliver to Purchaser at the Closing:

(i)for the Real Property owned by each Seller, a deed executed and acknowledged by the applicable Seller (1) in the form attached hereto as Exhibit C-1 for each Real Property located in California, (2) in the form attached hereto as Exhibit C-2 for the Real Property located in Colorado, (3) in the form attached hereto as Exhibit C-3 for the Real Property located in Arizona, (4) in the form attached hereto as Exhibit C-4 for the Real Property located in Florida, and (5) in the form attached hereto as Exhibit C-5 for the Real Property located in Illinois;

(ii)a Bill of Sale for each of the Sellers in the form attached hereto as Exhibit D;

(iii)an Assignment of Leases from each Seller in the form attached hereto as Exhibit E;

(iv)an Assignment and Assumption Agreement from each Seller in the form attached hereto as Exhibit F;

(v)any applicable transfer tax forms;

(vi)a certificate in the form attached hereto as Exhibit H, dated as of the Closing Date and executed on behalf of Sellers by a duly authorized officer thereof, confirming that the representations and warranties contained in Section 5.1 are true and correct in all material respects as of the Closing Date (with appropriate modifications of those representations and warranties made in Section 5.1 to reflect any changes therein including without limitation any changes resulting from actions under Section 5.3) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change;

(vii)such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of each of the Sellers;

(viii)a FIRPTA certificate in the form attached hereto as Exhibit G;

(ix)a counterpart of a closing statement prepared by the Escrow Agent ("Closing Statement") that sets forth the prorations, applicable portion of the Purchase Price and other amounts paid and disbursed in accordance with this Agreement;

(x)a current Rent Roll (the "Current Rent Roll") for each Real Property, dated within three (3) Business Days of such Closing Date, certified by Seller as being true, correct and complete in all respects;

(xi)a title affidavit in form and substance reasonably satisfactory to the Title Company so as to permit the Title Company to issue the Title Policy without any pre-printed exceptions found in the jacket of the Title Policy (to the extent the same may be deleted under applicable law or common practice); provided that no event shall such title affidavit require Seller to provide any form of indemnity to Title Company for any matters described therein;

(xii)such additional documents as shall be reasonably required by either party to consummate the transaction expressly contemplated by this Agreement;

(xiii)keys to the building entrances, garage, mailbox and any locks for any of the Improvements, to the extent in the possession of the Sellers;

(xiv)to the extent in the Sellers' possession or control, originals or photostatic copies of the Books and Records, the Operating Agreements and Licenses and Permits;

(xv)to the extent in the Sellers' possession or control, originals or photostatic copies of the Leases, together with all lease files maintained in connection therewith and all books, records, property maintenance and other files maintained by the Sellers with respect to the Sale Assets; and

(xvi)notice letters to each tenant under the Leases in substantially the same form as Exhibit I attached hereto.

4.3Purchaser's Obligations at Closing

.

(a)Subject to Article XI, Purchaser shall deliver to Seller at the Closing:

(i)The cash portion of the Purchase Price, as increased or decreased in accordance with the terms hereof, in immediately available wire transferred funds pursuant to Section 1.3;

(ii)executed counterparts of the instruments described in Sections 4.2(a)(iii), (iv) and (ix);

(iii)a certificate in the form attached hereto as Exhibit J, dated as of the Closing Date and executed on behalf of Purchaser by a duly authorized officer thereof, confirming that the representations and warranties contained in Section 5.6 are true and correct in all material respects as of the Closing Date (with appropriate modifications of those representations and warranties made in Section 5.6 to reflect any changes therein) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change;

(iv)Existing Lender's unconditional consent to the Assumption, together with all documents required by Existing Lender in connection therewith, with such conditions or requirements as may be acceptable to Purchaser (collectively, the "Existing Lender's Consent"), and an unconditional release, executed by Existing Lender, in form reasonably acceptable to Sellers (the "Release"), pursuant to which Existing Lender releases Sellers from any and all liability under the Loan Documents arising from and after the Closing Date;

(v)California Preliminary Change of Ownership Reports for each of the Real Properties located in California;

(vi)such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

(vii)such affidavits as may be reasonably required by the Title Company in order to consummate the transactions hereunder; and

(viii)such additional documents as shall be reasonably required to consummate the transaction expressly contemplated by this Agreement.

4.4Credits and Prorations.

(a)The following shall be equitably apportioned between Sellers and Purchaser as of 12:01 am Pacific time on the Closing Date, as if Purchaser owned the Sale Assets during the entire day upon which the Closing occurs:

(i)rents, including prepaid rents, and other amounts and items of income relative to any of the Real Property payable during the month in which the Closing occurs (the term "rents" as used in this Agreement includes all payments due and payable by tenants under the Leases);

(ii)to the extent any of the Sellers, and not a tenant under any Lease, is obligated to pay the same, taxes (including personal property taxes on the Personal Property) and assessments levied against the Real Property, but excluding any penalties or fines incurred for any delinquency in payment thereof prior to the Closing Date;

(iii)payments under the Operating Agreements;

(iv)to the extent any of the Sellers, and not a tenant under any Lease, is obligated to pay the same, gas, electricity and other utility charges, such charges to be apportioned at the Closing on the basis of the most recent meter reading occurring prior to such Closing;

(v)to the extent any of the Sellers, and not a tenant under any Lease, is obligated to pay the same, any other operating expenses or other items pertaining to the Property, but specifically excluding any penalties or fines relating to any late renewal of permits or licenses, which are customarily prorated between a purchaser and a seller of real property in the area in which the Real Property is located; and

(vi)to the extent Purchaser is assuming the Existing Loan, any payments of regularly scheduled interest payable thereunder.

(b)Notwithstanding anything contained in the foregoing provisions:

(i)At Closing, (A) Purchaser will be credited with all Security Deposits pursuant to the Leases, if any (to the extent such Security Deposits are not applied against delinquent rents or otherwise as provided in the Leases), (B) Purchaser shall credit to the account of Sellers all refundable cash or other deposits posted with utility companies serving the Real Property, or, at Sellers' option, Sellers shall be entitled to receive and retain such refundable cash and deposits, and (C) Purchaser shall credit Seller for any reserves held by Existing Lender under the Existing Loan Documents.

(ii)To the extent any of the Sellers, and not a tenant under any Lease, is obligated to pay taxes or assessments against the Real Property, any taxes paid at or prior to the Closing on account of the real or personal property shall be prorated based upon the amounts actually paid.  If taxes and assessments for the current year have not been paid before Closing, and any Seller, rather than a tenant under a Lease, is obligated to pay such taxes or assessments, Sellers shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before the Closing and, following the Closing, Purchaser shall pay, or cause to be paid, the taxes and assessments prior to their becoming delinquent.  Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed.  To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves promptly following the determination thereof.

(iii)To the extent any Seller, and not a tenant under the Lease, is obligated to pay taxes or assessments against a Real Property, Sellers shall receive the entire benefit of any discounts for the prepayment prior to the Closing of any taxes, water rates or sewer rents related to such Real Property.

(iv)Purchaser shall be responsible for the payment of all leasing commissions, referral fees and locator fees that become due and payable on or after the Closing Date for the applicable Real Property for lease extension options or renewals, and for all leasing commissions attributable to leases under which occupancy commences on or after the Closing Date.  If, as of the Closing Date, Sellers shall have paid any leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Sellers therefor at the Closing.  Sellers shall be responsible for the payment of all leasing commissions, referral fees and locator fees due and payable before the Closing Date for the applicable Real Property, and for all leasing commissions attributable to leases under which occupancy commenced prior to the Closing Date.  If, as of the Closing Date, Sellers have not paid any leasing commissions for which any of the Sellers is responsible pursuant to the foregoing provisions, Sellers shall give Purchaser a credit therefor at the Closing.

(v)Unpaid or delinquent rent for each Real Property which is delinquent as of the Closing Date ("Delinquent Rent") collected by any of the Sellers or Purchaser after the Closing Date shall be delivered and applied as follows:  first to current rent becoming due and payable following the Closing Date and then to Delinquent Rent.  Purchaser will make a good faith effort after the Closing to collect all rents in the usual course of Purchaser's operation of the Real Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents.

(c)Purchaser acknowledges that proceedings for certiorari or other proceedings to determine the assessed value of the Real Property or any real property taxes payable with respect thereto at any Real Property may have been commenced prior to the Effective Date and may be continuing as of the Closing Date.  To the extent any Seller, and not a tenant under the Lease, is obligated to pay taxes or assessments against a Real Property, Sellers shall be entitled to control the prosecution of any such proceeding to completion, provided that for any proceeding relating to taxes for the tax year in which the Closing occurs, Purchaser's consent, which shall not be unreasonably withheld, shall be required to settle or compromise any claim related thereto.  Sellers shall keep Purchaser informed on a timely basis of all matters with respect to any such proceeding and seek Purchaser's consent and approval as required hereunder.  The parties will cooperate with each other and execute any and all documents reasonably requested by the other party in furtherance of the foregoing.  Sellers shall be entitled to any awards for the tax years prior to the year in which the Closing occurs.  With respect to any awards for the tax year in which the Closing occurs, Sellers shall be entitled to first recover the reasonable costs expended in obtaining such awards and then Sellers and Purchaser shall apportion the remainder of such awards between the period prior to the Closing and the period subsequent to the Closing.  Each party shall promptly remit to the other monies received that are to be paid and/or shared as provided herein.  The provisions of this Section 4.4(c) shall survive the Closing until all proceedings with respect to the tax year of Closing and prior years are resolved.

(d)The provisions of this Section 4.4 shall survive the Closing; provided that, notwithstanding anything to the contrary in the foregoing, except for Section 4.4(c), all adjustments and prorations (except as to errors caused by misrepresentation) shall be deemed final upon the expiration of one hundred twenty (120) days after the Closing Date, except, with respect to property taxes, if the current tax rate or assessed valuation is not available by such date, adjustments with respect to property taxes shall be made within thirty (30) days after the later to become available of the tax rate and assessed valuation.

(e)Sellers shall be entitled to all cash in the bank accounts for any of the Real Property as of the Closing Date and, to the extent Purchaser is assuming the Existing Loan and will directly, or indirectly, get the use of the same, the Purchase Price shall be increased by the aggregate amount of any cash reserves being held in connection with the Existing Loan.

(f)Not more than five (5) days and not less than two (2) days prior to the Closing Date, Seller shall deliver to Purchaser a draft prorations statement for Purchaser's reasonable approval.

4.5Closing Costs.

(a)Sellers shall pay (i) the fees of any counsel representing it in connection with this transaction; (ii) one-half of any escrow fee which may be charged by the Escrow Agent; (iii) any premiums payable to the Title Company for the Title Policy and/or endorsements agreed to by Sellers to satisfy a Purchaser title objection; and (iv) any transfer tax actually deemed payable to the extent the same is customarily payable by sellers in the jurisdiction in which any of the Real Property is located;

(b)Purchaser shall pay or reimburse Seller, as applicable, (i) the fees of any counsel representing Purchaser in connection with this transaction; (ii) the cost of each Updated Survey and any endorsements requested by Purchaser and not part of a title objection; (iii)  any assumption fee charged by Existing Lender in connection with the Assumption or Release; (iv) one-half of any escrow fee which may be charged by the Escrow Agent; (v) all recordation fees and transfer taxes actually due and payable in connection with the sale of the Sale Assets to Purchaser other than the tax being paid by Seller pursuant to Section 4.5(a)(iii), and (vii) any fees or similar amounts charged by any tenants under the Leases related to, or as a condition to delivering, the Estoppel Certificates.

(c)All other costs and expenses incident to this transaction and the Closing thereof shall be paid in accordance with customs in the county where each Real Property is located (if such cost or charge relates to such Real Property), or, if not so related, by the party incurring the same.

4.6Conditions Precedent to Obligation of Purchaser

.  The obligation of Purchaser to consummate the transactions hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(a)Sellers shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2.

(b)All of the representations and warranties of Sellers contained in this Agreement shall be true and correct as of the Closing Date (provided, however, that, subject to Section 5.4(a), the termination or expiration of any Leases in accordance with the terms of this Agreement prior to Closing shall not affect the obligations of Purchaser under this Agreement in any manner or entitle Purchaser to an abatement of or credit against the Purchase Price or give rise to any other claim on the part of Purchaser).

(c)Sellers shall have delivered executed Estoppel Certificates from the tenants under the Leases to Purchaser in accordance with Section 5.5(d) below and none of such executed Estoppel Certificates shall include a material adverse variance from the statements and information contained in the Estoppel Certificates delivered to such tenants by Sellers or any alleged   material default on the part of any Seller.

(d)Sellers shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Sellers as of the Closing Date.

(e)Purchaser shall have obtained the Existing Lender's Consent and the Release.

(f)The Title Company shall be unconditionally prepared to issue the Title Policy in the amount of the Purchase Price allocated to each Real Property as set forth on Schedule 1.2, subject only to the Permitted Liens

4.7Conditions Precedent to Obligation of Sellers

.  The obligation of Sellers to consummate the transactions hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Sellers in their sole discretion:

(a)Sellers shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

(b)Purchaser shall have delivered to Sellers all of the items required to be delivered to Sellers pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.

(c)All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct as of the Closing Date.

(d)Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the Closing Date.

(e)Purchaser shall have obtained the Existing Lender's Consent and the Release.

4.8Failure of Condition

.  If any condition set forth in Section 4.6 or Section 4.7 is not satisfied or waived on or before the Closing, then the party to this Agreement whose obligations are conditioned upon the satisfaction of such condition (the "Performing Party"), so long as such party's default or non-performance under this Agreement was not the cause of the condition that is unsatisfied, may (a) if such failure of condition constitutes a default under this Agreement, pursue its remedies under Article VI, or (b) if such failure of condition does not constitute a default under this Agreement, terminate this Agreement by written notice delivered at or prior to the Closing Date (with a concurrent copy to the Escrow Agent), whereupon the Earnest Money shall be paid to the Performing Party.  Notwithstanding anything to the contrary in this

Agreement, Purchaser acknowledges and agrees that Sellers' failure to deliver the Estoppel Certificates shall not be a default under this Agreement and, upon such failure, Purchaser shall be entitled only to (a) terminate this Agreement and receive back the Earnest Money, (b) waive such failure and proceed to Closing, (c) extend the Closing in accordance with Section 4.1.  Upon termination of this Agreement pursuant to this Section 4.8, except with respect to the obligations that survive termination of this Agreement, this Agreement shall be null and void and the parties shall have no further obligation to each other.

ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1Representations and Warranties of Sellers

.  Sellers hereby make the following representations and warranties to Purchaser as of the Effective Date:

(i)Each of the Sellers has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of any Governmental Authority to carry on its business in the places and in the manner as now conducted and to own the Sale Assets.  Each Seller has the full right and authority to enter into this Agreement and to transfer all of the Sale Assets owned by such Seller pursuant to the terms hereof and to consummate or cause to be consummated the transactions contemplated herein, and the person signing this Agreement on behalf of such Seller is authorized to do so.

(ii)There is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending against Sellers, the Sale Assets or the transaction contemplated by this Agreement, which, if adversely determined, would be reasonably be expected to individually or in the aggregate have a material adverse effect on title to the Sale Assets or which would be reasonably be expected to interfere in any material way with the consummation by Sellers of the transaction contemplated by this Agreement.

(iii)Except for the Existing Loan and as set forth in Schedule 5.1(iii) attached hereto, (A) no Seller has sold, pledged, hypothecated or otherwise encumbered all or any portion of the Sale Assets and (B) no other person or entity has any right, title or interest in and to such Real Properties, other than the tenants under the Leases.  There are no options, warrants, subscriptions or purchase rights with respect to the Real Properties other than (I) as set forth in Schedule 5.1(iii), and (II) as described in Article XI.

(iv)There are no unrecorded leases (other than the Leases) that affect title to the Real Properties.  The Leases are in full force and effect and, to Sellers' knowledge, no Lease has been terminated, amended, modified, supplemented or assigned, other than as provided in the due diligence materials provided to Purchaser by Sellers, and each such Lease reflects the entire leasehold agreement between the applicable Seller, as landlord, and the applicable tenant.

(v)To Sellers' knowledge, no default by any Seller exists under any of the Leases.  No Seller has sent written notice of default or event of default to any tenant under a Lease and, to Sellers' knowledge, no default or event of default of any tenant under a Lease exists.

(vi)No Seller has received written notice that such Seller or any Real Property currently is in violation of any Hazardous Substances Laws.

(vii)  No Seller has received a written notice from any Governmental Authority alleging the violation of any law or ordinance applicable to the Real Property.

(viii)No Seller has (A) commenced a voluntary case, or, to Sellers' knowledge, had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors or (B) caused, consented to, or, to Sellers' knowledge, suffered, the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate any of the of the Sale Assets.

(ix)Sellers are not, and will not be, a person or entity with whom Purchaser is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R.  3162, Public Law 107-56 (commonly known as the "USA Patriot Act") and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, "Anti-Terrorism Laws"), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

(x)No Seller is a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

(xi)This Agreement has been (and any documents to be executed by Sellers at Closing will be) duly executed and delivered by Sellers and, assuming that this Agreement constitutes the valid and binding obligation of Purchaser, is (and will be) the valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting the enforcement of creditors' rights generally and by equitable principles.

(xii)The consummation of the transaction contemplated by this Agreement will not result in the breach of any other material agreement or contract to which any of the Sellers is a party.

(xiii)All consents and approvals required for the execution, delivery and performance of this Agreement by Sellers have been obtained or will be obtained as of the Closing Date.

(xiv)The Existing Loan Documents are listed on Schedule 5.1 attached hereto (including the outstanding principal balance thereof).  True and complete copies of all of the Existing Loan Documents have been delivered to Purchaser.  All payments due on the Existing Loan are current through the date of this Agreement, and the borrowers and related parties under the Existing Loan are not in default thereunder (without regard to any notice and/or cure period that may be allowed for various defaults).

5.2Knowledge Defined

.  References to the "knowledge" of Sellers shall refer only to the actual knowledge of Steven R. Greathouse, in his capacity as Senior Vice President-Investments of Consolidated-Tomoka Land Co., and shall not be construed, by imputation or otherwise, to refer to the knowledge of any other Person, including, without limitation, Sellers or any Affiliate of any of them, or to any of their officers, agents, managers, representatives or employees or to impose upon such persons any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.

5.3Change of Circumstances.

(a)If any Seller becomes aware of any fact or circumstances which would change or render incorrect, in any material respect, any representation or warranty made by Sellers under this Agreement, whether as of the date given or any time thereafter through the Closing Date and whether or not such representation or warranty was based upon Seller's knowledge and/or belief as of a certain date, Seller will give prompt written notice of such changed fact or circumstance to Purchaser; in which event, unless Seller elects to cause and does cause the representation or warranty to again become true or correct prior to the Closing Date, Purchaser's sole remedies shall be either (i) to terminate this Agreement within five (5) days after written notice of such fact (and in any event no later than at or prior to the Closing Date), in which case the Earnest Money shall be returned to Purchaser and both parties shall be relieved of any further obligations hereunder except as may survive such termination, (ii) to extend the Closing Date for the period of time for Seller to remediate (but in no case beyond the Outside Closing Date), or (iii) to waive any objection to the representation or warranty to the extent it has become untrue or incorrect and to proceed with the Closing without reduction to the Purchase Price (and in such event, the representation and/or warranty shall be deemed modified by the change in circumstance and/or fact).  Notwithstanding the foregoing, in the event that any representation or warranty made by Sellers under this Agreement is changed or rendered incorrect as a result of any negligent or wrongful act of Seller or circumstances caused or consented to by Seller in  violation of this Agreement, and Seller does not cause the representation or warranty to again become true or correct prior to the Closing Date, then Purchaser shall be entitled to exercise the remedies set forth in Section 6.2 of this Agreement

5.4Survival of, and Liability with Respect to, Sellers' Representations and Warranties.

(a)The representations and warranties of Sellers set forth in Section 5.1, as updated by the certificate of Sellers to be delivered to Purchaser at Closing in accordance with Sections 4.2(a)(vi), shall survive the Closing for a period of six (6) months from the Closing Date (the "Survival Period"); provided that the representation and warranty set forth in Sections 5.1(i) and 5.1(xi) shall survive in perpetuity.

(b)No claim for a breach of any representation or warranty of Sellers shall be actionable or payable (i) if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Purchaser prior to the Closing Date, (ii) unless the valid claims for all such breaches collectively aggregate more than $35,000.00 per each of the Real Properties (the "Deductible") and then only to the extent of such excess, and (iii) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of the Survival Period.

(c)In no event shall (i) Sellers' aggregate liability to Purchaser with respect to (A) any breach of any representation or warranty of Sellers in this Agreement (as modified by the certificate to be delivered by Sellers at Closing pursuant to Section 4.2(a)(vi)), and (B) any other claim whatsoever by Purchaser against Sellers in connection with this Agreement or the sale of the Sale Assets pursuant to this Agreement exceed the amount of the Cap, or (ii) Sellers be liable for consequential, speculative or punitive damages.  As used herein, the term "Cap" shall mean, as to each individual Real Property, an amount equal to fifteen percent (15%) of the amount of the Purchase Price allocated to such individual Real Property; provided that in no event will Sellers' liability hereunder for all of the Real Properties in the aggregate exceed $1,500,000.00.

(d)In no event shall Sellers be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the Closing Date and (ii) is expressly permitted under the terms of this Agreement or is covered by the provisions of Section 5.3(a) .  If, despite changes or other matters described in the certificate delivered pursuant to Section 4.2(a)(vi), the Closing occurs, Sellers' representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate.

5.5Covenants of Sellers

.  Sellers hereby covenant that during the period commencing on the Effective Date and ending on the earlier to occur of (i) the termination of this Agreement, and (ii) the Closing Date:

(a)Sellers shall operate and maintain the Sale Assets in a manner generally consistent with the manner in which each such Seller has operated and maintained the Sale Assets prior to the date hereof, taking into account preparations for the consummation of the transactions contemplated hereby.

(b)Sellers shall not grant or permit any further security interest, any pledge, any right of first refusal, any right of first offer, any purchase option or any other claim or encumbrance in or with respect the Sale Assets.

(c)To the extent any of the Sellers is required to do so under any Lease, Sellers shall maintain such casualty insurance on the Improvements as is presently in force.

(d)Sellers shall use reasonable efforts to obtain an estoppel certificate substantially in the form attached hereto as Exhibit K, or in the form provided for or required under the applicable Lease (the "Estoppel Certificate"), executed by each tenant under the Leases no earlier than (30) calendar days prior to the Closing Date.  Purchaser shall review and approve or disapprove any tenant changes to the Estoppel Certificate within three (3) Business Days of after receipt of the same, and Purchaser shall be deemed to have received an Estoppel Certificate for such review and approval as of the date on which the applicable Estoppel Certificate is emailed to Eric Finkelstein at the following email address, eric@blackequitiesgroup.com, if the applicable Estoppel Certificate is sent by email to such individual no later than 3:00 pm Pacific time.  Purchaser's failure to respond within such 3-Business Day period shall be deemed approval of any changes to such Estoppel Certificate.  Sellers or Purchaser shall be entitled to extend the Closing Date in accordance with Section 4.1 above if Sellers are unable to deliver any of the Estoppel Certificates prior to the Closing Date.

(e)Except to the extent any of the Sellers is legally obligated to do so and has disclosed such obligation to Purchaser prior to the Effective Date, none of Sellers shall, without in each instance first obtaining Purchaser's written consent, which, except as to Monetary Title Matters and except as to matters arising after the expiration of the Due Diligence Period, shall not be unreasonably withheld, conditioned or delayed, permit (i) any modification to any existing easements, covenants, conditions, restrictions, or rights of way affecting the Real Property, (ii) the encumbrance of the Real Property with any new easements, covenants, conditions, restrictions, or rights of way affecting the Real Property, (iii) any zoning changes, or any changes to the parking spaces on or appurtenant to, or the vehicular or pedestrian access to, any Real Property, (iv) any alterations to the Real Property, or (v) any new liens or other encumbrances on the Real Property.  In the event that Purchaser fails to respond to a request for its consent pursuant to this Section 5.4(e) within a five (5) Business Day period, Purchaser's consent shall be deemed to be granted.

(f)Sellers shall comply with the Existing Loan Documents and any other material contracts relating to any Real Property, and shall not amend, or permit to be amended, any such agreements.

5.6Representations and Warranties of Purchaser

.  Purchaser hereby makes the following representations and warranties to Sellers:

(a)Purchaser has been duly organized and is validly existing under the laws of the State of California.  Purchaser has the full right, power and authority to purchase the Sale Assets as provided in this Agreement and to carry out Purchaser's obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing Date will have been, taken.  The person signing this Agreement on behalf of Purchaser is authorized to do so.

(b)There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, would be reasonably expected to individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

(c)Purchaser is not, and will not be, a person or entity with whom Seller is restricted from doing business under the Anti-Terrorism Laws, including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

5.7Survival of, and Liability with Respect to, Purchaser's Representations and Warranties

.  The representations and warranties of Purchaser set forth in Section 5.5 shall survive Closing for a period of six (6) months; provided, however, the representation set forth in Sections 5.6(a) and 5.6(c) above shall survive in perpetuity.

ARTICLE VI
DEFAULT

6.1Default by Purchaser

.  If the Closing does not occur by reason of any default of Purchaser (other than a default by Purchaser caused by Sellers' default), which is not cured within five (5) Business Days of written notice except for Purchaser's obligations under Section 4.3 for which the cure period shall be two (2) Business Days, Sellers shall be entitled, as their sole remedy, to terminate this Agreement by written notice to Purchaser (with concurrent copy to Escrow Agent) and receive the Earnest Money as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Sellers in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof.  In such event, this Agreement will terminate, and Purchaser will have no further rights or obligations hereunder, except with respect to obligations that expressly survive termination.  Notwithstanding the foregoing, nothing contained herein will limit Sellers' remedies at law, in equity or as herein provided in the event of a breach by Purchaser, after termination hereof, of any obligation that expressly survives termination hereunder.

THE PAYMENT OF THE DEPOSIT TO SELLER AS LIQUIDATED DAMAGES UNDER THE CIRCUMSTANCES PROVIDED FOR HEREIN IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTIONS 3275 OR 3369 OF THE CALIFORNIA CIVIL CODE, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE.  BY SIGNING BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE, THE REASONABLENESS OF THE AMOUNT OF LIQUIDATED DAMAGES AGREED UPON, AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

Seller's Initials: /s/ JPA	Purchaser's Initials: /s/ RKB

6.2Default by Seller

.  If the Closing does not occur by reason of any default of Sellers (other than a default by Sellers caused by Purchaser's default),which is not cured within five (5) Business Days of written notice except for Sellers' obligations under Section 4.2 for which no cure period shall be applicable and any failure thereunder shall be an immediate default, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money (by written notice to Sellers with a concurrent copy to the Escrow Agent), which payments shall operate to terminate this Agreement and release Sellers from any and all liability hereunder, or (b) to enforce specific performance of Sellers' obligations hereunder.  Purchaser expressly waives its rights to seek damages in the event of Sellers' default hereunder (except as otherwise provided herein).  Purchaser shall be deemed to have elected to terminate this

Agreement and receive back the Earnest Money if Purchaser fails to file suit for specific performance against Sellers on or before forty-five (45) days following the date upon which such Closing was to have occurred.  Notwithstanding the foregoing, nothing contained herein will limit Purchaser's remedies at law, in equity or as herein provided in the event of a breach by Sellers, after termination hereof, of any obligation that expressly survives termination hereunder.

6.3Judicial Reference

. IN THE CASE OF ANY DISPUTE, CONTROVERSY, OR CLAIM ARISING FROM, OUT OF, OR IN CONNECTION WITH, OR RELATING TO, ANY TERM, PROVISION, OR CONDITION OF THIS AGREEMENT, OR ANY BREACH OR ALLEGED BREACH OF THIS AGREEMENT, THE PARTIES SHALL MEET AND CONFER IN AN ATTEMPT TO RESOLVE THEIR DIFFERENCES.  AT ANY TIME AFTER FIFTEEN (15) DAYS FOLLOWING NOTICE IN WRITING BY ANY PARTY THAT IT DESIRES TO SO MEET AND CONFER (THE “MEET AND CONFER NOTICE”), ANY PARTY MAY REQUIRE MEDIATION AND THEN, IF THE MEDIATION IS UNSUCCESSFUL, WITHIN FIFTEEN (15) DAYS FROM THE END OF SUCH MEDIATION, JUDICIAL REFERENCE PURSUANT TO THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638, ET SEQ.  BOTH THE MEDIATION AND THE JUDICIAL REFERENCE SHALL BE CONDUCTED BY A JUDGE OF THE JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (“JAMS”) IN ORANGE COUNTY, CALIFORNIA.  FOR JUDICIAL REFERENCE, THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL THEN TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT IN WRITING A FINDING AND JUDGMENT THEREON.  IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE, EITHER PARTY MAY SEEK TO HAVE ONE APPOINTED, PURSUANT TO SECTIONS 639 AND 640 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.  ANY PARTY MAY COMMENCE A REFERENCE BY SENDING A WRITTEN DEMAND FOR REFERENCE TO THE OTHER PARTY.  SUCH DEMAND SHALL SET FORTH THE NATURE OF THE MATTER TO BE RESOLVED BY REFERENCE.  BOTH PARTIES SHALL MUTUALLY SELECT THE PLACE OF THE REFERENCE.  THE SUBSTANTIVE LAW OF THE STATE OF CALIFORNIA SHALL BE APPLIED BY THE REFEREE TO THE RESOLUTION OF THE DISPUTE.  THE PARTIES SHALL SHARE EQUALLY ALL INITIAL COSTS OF REFERENCE.  HOWEVER, THE PREVAILING PARTY SHALL BE ENTITLED TO REIMBURSEMENT OF ATTORNEY FEES, COSTS, AND EXPENSES INCURRED IN CONNECTION WITH THE REFERENCE.  THE PARTIES AGREE THAT EACH PARTY SHALL HAVE THE RIGHT TO CAUSE AN APPEAL TO BE TAKEN FROM THE REFEREE’S DECISION TO A COURT OF COMPETENT JURISDICTION IN THE SAME MANNER AS A JUDICIAL APPEAL ARISING OUT OF AN ORDER OR JUDGMENT FROM A CALIFORNIA SUPERIOR COURT IN A CIVIL ACTION AND ALL OF THE SAME RULES, RIGHTS AND REMEDIES SHALL BE APPLIED TO BOTH PARTIES WITH RESPECT TO ANY SUCH APPEAL INCLUDING MATTERS OF FACT, MATTERS OF LAW, STANDARDS FOR REVIEW AND SUBSTANTIVE AND PROCEDURAL LAWS. JUDGMENT MAY BE ENTERED UPON ANY SUCH FINAL DECISION IN ACCORDANCE WITH APPLICABLE LAW IN ANY COURT HAVING JURISDICTION THEREOF.  THE REFEREE (IF PERMITTED UNDER APPLICABLE LAW) OR SUCH COURT MAY ISSUE A WRIT OF EXECUTION TO ENFORCE THE REFEREE’S DECISION.  ALSO, IF NO PARTY COMMENCES MEDIATION WITHIN FORTY-FIVE (45) DAYS OF THE MEET AND CONFER NOTICE, THEN THEREAFTER ANY PARTY

MAY REQUIRE JUDICIAL REFERENCE AS AND WHERE ABOVE-DESCRIBED.  IF FOR ANY REASON JAMS IN ORANGE COUNTY, CALIFORNIA CANNOT ADMINISTER THE MATTER, THEN SUCH JAMS AS IS SELECTED BY SELLERS IN ANY COUNTY WITHIN A FIFTY (50) MILE RADIUS OF ORANGE COUNTY SHALL BE UTILIZED.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IF JAMS DOES NOT EXIST AT THE TIME OF SUCH CONTROVERSY THEN THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) SHALL BE UTILIZED IN LIEU OF JAMS.  IN THE EVENT THE AAA IS UTILIZED BOTH THE MEDIATION AND THE JUDICIAL REFERENCE SHALL BE CONDUCTED BY A RETIRED JUDGE OF ANY SUPERIOR COURT OF CALIFORNIA AND SHALL BE SELECTED BY THE AAA INDEPENDENT OF THE DESIRE OF ANY PARTY HEREUNDER UNLESS THE PARTIES HEREUNDER MUTUALLY AGREE ON SUCH MEDIATOR OR REFEREE.

Seller's Initials: /s/ JPA	Purchaser's Initials: /s/ RKB

NOTICE:  BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS PROVISION DECIDED BY JUDICIAL REFERENCE AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL.  BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THIS PROVISION.  IF YOU REFUSE TO SUBMIT TO JUDICIAL REFERENCE AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO DO SO UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.  YOUR AGREEMENT TO THIS PROVISION IS VOLUNTARY.  WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THIS PROVISION TO JUDICIAL REFERENCE.

Seller's Initials: /s/ JPA	Purchaser's Initials: /s/ RKB

ARTICLE VII
RISK OF LOSS

7.1Casualty; Condemnation.

(a)Notice.  If, prior to the Closing Date, all or any portion of the Real Property is taken by eminent domain, or is the subject of a pending taking which has not been consummated, or any of the Sale Assets is destroyed or damaged by fire or other casualty, the Sellers shall notify Purchaser in writing of such fact promptly after Sellers have knowledge of the same.

(b)Minor Damage.  In the event of any loss, damage or destruction to the Sale Assets or any part thereof prior to Closing that would cost $2,000,000 or less to repair or replace, as estimated by a person or company jointly agreed to by Purchaser and Seller, (i) the Purchase Price shall be reduced by a sum equal to the estimated cost of such repairs plus the estimated lost rental income for the period between Closing and completion of repairs, (ii) the transactions contemplated herein shall be consummated without further reduction of the Purchase Price, and (iii) Seller shall receive such insurance proceeds as are paid on the claim of loss.

(c)Major Damage.  If the estimated cost of repairing or replacing any loss, damage or destruction to the Property exceeds $2,000,000, as estimated as aforesaid, Purchaser shall have the right (i) to terminate this Agreement; (ii) to elect to consummate the acquisition of the Sale Assets, in which event the Purchase Price shall be reduced by a sum equal to the estimated cost of such repairs plus the estimated lost rental income for the period between Closing and completion of repairs, the transactions contemplated hereby shall be consummated without further reduction of the Purchase Price, and Sellers shall receive such insurance proceeds as are paid on the claim of loss; or (iii) to consummate the transactions contemplated hereby, and receive all such insurance proceeds after Closing, and in such case, Sellers shall assign to Purchaser its right to receive said proceeds (and credit Purchaser with any deductible related thereto), including rent loss insurance, and there shall be no reduction in the Purchase Price.  Any election to be made by Purchaser under this Section 7.1(c) shall be made no later than thirty (30) days from the casualty, or, if later, thirty (30) days after receipt of notice from the insurance company of the amount of insurance proceeds available for restoration.

(d)Condemnation and Eminent Domain.  In the event that any condemnation proceedings are instituted, or notice of intent to condemn is given, with respect to the Real Properties or any portion of the Real Properties prior to Closing, Sellers shall promptly notify Purchaser thereof.  In the event that such proposed condemnation, in Purchaser's reasonable judgment, could or would have a material adverse effect on the development, use or operation of any Real Property, Purchaser shall have the right to terminate this Agreement.  If Purchaser elects to consummate the acquisition of the Sale Assets, Purchaser shall receive any condemnation award or compensation, and Sellers shall assign to Purchaser its right to receive such award or compensation.  From and after the date of Purchaser's election to consummate the acquisition, Sellers shall not agree to or accept any compromise or condemnation award without obtaining Purchaser's written approval thereof, which approval may be granted or withheld in Purchaser's sole discretion.  In the event any of the Sellers is entitled to receive a compromise or condemnation award under the terms of this Agreement, Purchaser shall not agree to or accept such compromise or condemnation award without Sellers' written approval thereof.

(e)Termination.  If this Agreement is terminated by Purchaser pursuant to any provision of this Article 7, the Earnest Money shall be returned to Purchaser, and all rights, obligations and liabilities of the parties under this Agreement shall be extinguished and discharged (except to the extent such obligations and liabilities expressly survive termination pursuant to this Agreement).

ARTICLE VIII
COMMISSIONS

8.1Brokerage Commissions

.  If the transaction contemplated by this Agreement is consummated, but not otherwise, Sellers have agreed to pay to CBRE, Inc.  (the "Broker") on the Closing Date, a brokerage commission pursuant to a separate written agreement between Seller and Broker.  Each party agrees that should any claim be made for brokerage commissions or finder's fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith.  The provisions of this paragraph shall survive the Closing or earlier termination of this Agreement.

ARTICLE IX
DISCLAIMERS AND WAIVERS

9.1No Reliance on Documents

.  Except as expressly stated herein, Sellers make no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Sellers or their Affiliates to Purchaser in connection with the transaction contemplated hereby.  Purchaser acknowledges and agrees that all materials, data and information delivered by Sellers or its Affiliates to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein.  Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (a) any environmental or other report with respect to the Real Property which is delivered by Sellers or their Affiliates to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Sellers or their Affiliates to Purchaser, but rather will rely on its own inspections and investigations of the Real Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Sellers, any Affiliate of Sellers nor the person or entity which prepared any such report delivered by Sellers or their Affiliates to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report.

9.2DISCLAIMERS

. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLERS ARE NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE SALE ASSETS, INCLUDING, BUT NOT LIMITED TO ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE SALE ASSETS WITH LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLERS TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE SALE ASSETS.  PURCHASER ACKNOWLEDGES AND AGREES THAT UPON

THE CLOSING, SELLERS SHALL SELL AND CONVEY THE SALE ASSETS TO PURCHASER AND PURCHASER SHALL ACCEPT THE SALE ASSETS "AS IS, WHERE IS, WITH ALL FAULTS," EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT.  PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLERS ARE NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO SALE ASSETS OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE REAL PROPERTIES) MADE OR FURNISHED BY SELLERS, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLERS, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT.  IT IS FURTHER UNDERSTOOD AND AGREED THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLERS ARE NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE EXISTING LOAN OR THE EXISTING LOAN DOCUMENTS.

PURCHASER REPRESENTS TO SELLERS THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO THE CLOSING, SUCH INVESTIGATIONS OF THE SALE ASSETS, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS OF THE REAL PROPERTIES, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE SALE ASSETS AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE REAL PROPERTIES, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLERS OR THEIR AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.  PURCHASER REPRESENTS TO SELLERS THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO THE CLOSING, DUE DILIGENCE WITH RESPECT TO THE TERMS OF THE EXISTING LOAN AND THE EXISTING LOAN DOCUMENTS AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE TERMS OF THE EXISTING LOAN AND THE EXISTING LOAN DOCUMENTS, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLERS OR THEIR AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.  UPON THE CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, AND ANY TERMS OF THE EXISTING LOAN OR EXISTING LOAN DOCUMENTS MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS AND DUE DILIGENCE, AND PURCHASER, UPON THE CLOSING, SHALL BE DEEMED TO HAVE WAIVED,

RELINQUISHED AND RELEASED SELLERS, SELLERS' AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, EMPLOYEES AND AGENT (COLLECTIVELY, "SELLER PARTIES") FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST ANY SELLER PARTIES AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS), THE TERMS OF THE EXISTING LOAN AND EXISTING LOAN DOCUMENTS, AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE SALE ASSETS AND THE TERMS OF THE EXISTING LOAN AND EXISTING LOAN DOCUMENTS, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EXCLUDING HOWEVER, ANY CLAIMS ASSOCIATED WITH THE BREACH OF ANY COVENANT, REPRESENTATION OR WARRANTY OF SELLERS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY EXHIBIT THERETO, IN ACCORDANCE WITH THE EXPRESS TERMS OF THIS AGREEMENT OR ANY SUCH EXHIBIT.

9.3Environmental Release.

(a)PURCHASER AND PURCHASER'S AFFILIATES FURTHER COVENANT AND AGREE NOT TO SUE SELLERS AND THE SELLER PARTIES AND RELEASE SELLERS AND THE SELLER PARTIES OF AND FROM AND WAIVE ANY CLAIM OR CAUSE OF ACTION, INCLUDING ANY STRICT LIABILITY CLAIM OR CAUSE OF ACTION, THAT PURCHASER OR PURCHASER'S AFFILIATES MAY HAVE AGAINST SELLERS OR THE SELLER PARTIES UNDER ANY HAZARDOUS SUBSTANCES LAWS (DEFINED BELOW), NOW EXISTING OR HEREAFTER ENACTED OR PROMULGATED, RELATING TO ENVIRONMENTAL MATTERS OR ENVIRONMENTAL CONDITIONS IN, ON, UNDER, ABOUT OR MIGRATING FROM OR ONTO THE REAL PROPERTIES AND ARISING AFTER THE CLOSING DATE, INCLUDING CERCLA (DEFINED BELOW) AND RCRA (DEFINED BELOW), OR BY VIRTUE OF ANY COMMON LAW RIGHT, NOW EXISTING OR HEREAFTER CREATED, RELATED TO ENVIRONMENTAL CONDITIONS OR HAZARDOUS SUBSTANCES IN, ON, UNDER, ABOUT OR MIGRATING FROM OR ONTO THE REAL PROPERTIES AFTER THE CLOSING DATE.  THE TERMS AND CONDITIONS OF THIS SECTION WILL EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT OR THE CLOSING, AS THE CASE MAY BE, AND WILL NOT MERGE WITH THE CLOSING DOCUMENTS.

(b)As used in this Agreement, "Hazardous Substances" shall mean and include, but shall not be limited to any petroleum product and all hazardous or toxic substances, wastes or substances, any substances which because of their quantitated concentration, chemical, or active, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any hazardous or toxic waste or substances which are included under or regulated by any environmental laws, regulations and ordinances, whether federal, state or local and whether now existing or hereafter enacted or promulgated, as such laws may be amended from time to time, including, without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly known as "CERCLA"), as amended, the Superfund Amendments and Reauthorization Act (commonly known as "SARA"), the Resource Conservation and Recovery Act (commonly known as "RCRA"), the Toxic Substance Control Act, the Hazardous Substances Transportation Act, the Clean Water Act, the Safe Drinking Water Act, the Clean Air Act, or any other federal, state or local legislation or ordinances applicable to the Real Properties (collectively, "Hazardous Substances Laws").

(c)Seller shall provide Purchaser with a Natural Hazard Disclosure Statement (the "Disclosure Statement") with regard to those Real Properties located in the State of California in a form required by the Act (as hereafter defined) no later than ten (10) days after the Effective Date.  Purchaser acknowledges and agrees that nothing contained in the Disclosure Statement releases Purchaser from its obligation to fully investigate and satisfy itself with the condition of the Property, including, without limitation, whether the Property is located in any Natural Hazard Area.  Purchaser also agrees that nothing contained in the Disclosure Statement shall entitle or give Purchaser the right to terminate this Agreement; it being agreed that Purchaser has accepted the Property regardless of anything that may be contained in the Disclosure Statement (provided, however, that the foregoing shall not limit Purchaser's right to terminate this Agreement for any reason, or for no reason, prior to the expiration of the Due Diligence Period).  Purchaser further acknowledges and agrees that the matters set forth in the Disclosure Statement may change on or prior to the Closing and that Seller has no obligation to update, modify or supplement the Disclosure Statement.  Purchaser is solely responsible for preparing and delivering its own Disclosure Statement to subsequent prospective purchasers of the Real Properties located in California.  As used herein, the term "Natural Hazard Area" shall mean those areas identified as natural hazard areas or natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4 and 51183.5, and California Public Resources Code Sections 2621.9, 2694 and 4136, and any successor statutes or laws (the "Act").

9.4Purchaser's Release

.  Without limiting the foregoing and subject to the Seller Warranties, Purchaser hereby specifically waives with respect to matters covered by Sections 9.1, 9.2 and 9.3, the provisions of California Civil Code Section 1542, which provides:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

Purchaser hereby acknowledges that Purchaser has carefully reviewed this subsection and discussed its impact with legal counsel, and that the provisions of this subsection are a material part of this Agreement.

Purchaser's Initials: /s/ RKB

9.5No Financial Representation

.  Sellers will cooperate with Purchaser in providing such financial information and income and expense data relating to the Property in connection with Purchaser's due diligence review.  Sellers have provided to Purchaser all historical financial information regarding the Real Properties relating to periods of time during which each Seller has owned the Real Properties.  Sellers and Purchaser hereby acknowledge that such information has been provided to Purchaser at Purchaser's request solely as illustrative material.  Except as otherwise expressly set forth in this Agreement, Sellers make no representation or warranty that such material is complete or accurate or that Purchaser will achieve similar financial or other results with respect to the operations of the Real Properties, it being acknowledged by Purchaser that Sellers' ownership of the Sale Assets and the operation of the Real Properties and allocations of revenues or expenses may be vastly different than Purchaser may be able to attain.  Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Purchaser has relied upon its own investigation and inquiry with respect to the operation of the Real Properties and releases the Seller Parties from any liability with respect to such historical information.

9.6Effect and Survival of Disclaimers

.  Sellers and Purchaser acknowledge that the compensation to be paid to Sellers for the Sale Assets has been decreased to take into account that the Sale Assets are being sold subject to the provisions of this Article IX.  Sellers and Purchaser agree that the provisions of this Article IX shall survive the Closing or any termination of this Agreement.

ARTICLE X
EXISTING LOAN

10.1Existing Loan

.  Purchaser acknowledges that there exists a loan secured by the Sale Assets (the "Existing Loan") made by Wells Fargo Bank, National Association, as Trustee for Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9, Commercial Mortgage Pass-Through Certificates, Series 2013-C9, successor in interest to Bank of America, N.A.  (together with any successor thereto, the "Existing Lender"), as evidenced by those certain Promissory Note dated March 8, 2013, as amended, collectively in the original principal amount of $23,100,000.00 in favor of Existing Lender (collectively, the "Existing Note") and secured by, among other things, a separate security instruments listed in Schedule 5.1 (collectively, the "Existing Mortgages"), which Existing Loan was made pursuant to a Loan Agreement of even date therewith (the "Existing Loan Agreement") and further evidenced and/or secured by certain other documents (together with the Existing Note, the Existing Loan Agreement and the Existing Mortgages, the "Existing Loan Documents").

10.2Purchaser's Obligation

.  To induce Sellers to enter into this Agreement, Purchaser has agreed to use commercially reasonable efforts to expeditiously, at Purchaser's sole cost and expense, either (a) obtain (i) the Existing Lender's Consent authorizing Sellers to consummate the transactions contemplated hereby with Purchaser subject to, and with Purchaser assuming, the Existing Loan and the Existing Loan Documents (the "Assumption"), and (ii) the Release.

Such costs and expenses to be paid by Purchaser shall include, without limitation, any assumption fee (not to exceed 0.3% of the outstanding indebtedness of the Existing Loan as of the Closing), application fee, appraisal fees, rating agency fees, servicer fees, due diligence fees ($15,500.00), title insurance fees, recording fees, title endorsements, legal fees and all other fees and expenses payable to or reimbursable to Existing Lender or to any individual or entity working on behalf of Existing Lender in connection with the Assumption, whether or not such fees, costs and expenses are refundable.  Purchaser acknowledges that the rights of first refusal applicable to the ROFR Properties may allow other entities to seek to obtain an assumption of the Existing Loan and the necessary Release in connection with its purchase of one or more of the ROFR Properties and that such rights may limit Sellers' ability to obtain, or prevent Sellers from obtaining, the Existing Lender Consent and/or the Release; provided, however, nothing herein shall limit Purchaser's rights or remedies as set forth in Section 10.4 hereof.

10.3Cooperation

.  Promptly after the Effective Date, Purchaser and Sellers shall cooperate in connection with Purchaser's seeking to obtain the Existing Lender Consent and Release.  In connection therewith, each of Purchaser and Sellers shall provide Existing Lender with such information, financials and other documentation as Existing Lender reasonably requests.  In connection with the Assumption and Release, Purchaser and Sellers shall be required to execute all loan documents reasonably requested by Existing Lender and Purchaser shall be required to take all steps reasonably required by Existing Lender in connection therewith, including without limitation, forming single purpose bankruptcy remote entities, satisfying rating agency requirements, and providing legal opinions.  In addition, Purchaser shall cause an entity acceptable to Existing Lender to execute substitute guarantees and indemnities to obtain the Release.  Purchaser acknowledges that under no circumstance whatsoever will Sellers agree to allow Purchaser to effectuate the Assumption without obtaining the Release.

10.4Inability to Obtain Existing Lender's Consent; Disapproval of Assumption by Existing Lender

.  Notwithstanding any provision herein to the contrary, if, prior to the Outside Closing Date (the "Loan Consent Date"), Purchaser has not obtained the Existing Lender's Consent, Sellers or Purchaser shall have the right to extend the Closing Date by for one (1) thirty  (30) day period by written notice to the other party, provided that if Existing Lender  has not delivered Existing Lender's Consent by August 31, 2016, Purchaser or Sellers shall have the right to terminate this Agreement by written notice thereof to the other (with a concurrent copy to the Escrow Agent).  Upon such termination of this Agreement, and provided that Purchaser is not otherwise in default under this Agreement, the Earnest Money shall be delivered to Purchaser without the need for further instructions to do so and neither party to this Agreement shall have any further rights or obligations hereunder, except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.  Notwithstanding the foregoing in the event that at any time Existing Lender disapproves of the Assumption by Purchaser, Purchaser shall have the right to terminate this Agreement by written notice to Sellers (with a concurrent copy to the Escrow Agent) given prior to 5:00 pm Pacific time on fifth (5th) Business Day after Purchaser receives notice of such disapproval, in which event the Earnest Money shall be returned to Purchaser, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder, except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement

10.5Withdrawal of Existing Lender's Consent

.  Notwithstanding any provision herein to the contrary, if the Existing Lender's Consent is obtained by Purchaser but is thereafter withdrawn by Existing Lender on or prior to the Closing Date for any reason other than due to the default by Purchaser hereunder, Purchaser shall have the right to terminate this Agreement by written notice to Sellers (with a concurrent copy to the Escrow Agent), given prior to 5:00 pm Pacific time on fifth (5th) Business Day after Purchaser receives notice of such withdrawal, in which event the Earnest Money shall be returned to Purchaser, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder, except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.

ARTICLE XI
Rights of First Refusal

11.1Bank of America ROFR

.  Purchaser acknowledges that the ROFR Parties, as tenants under the applicable Leases, have a right of first refusal (each a "ROFR") on the applicable ROFR Properties.  Accordingly, in the event a ROFR Party exercises a ROFR with regard to one of the Real Properties, Seller shall be obligated to sell the applicable ROFR Properties to such ROFR Party. In the event Bank of America as a ROFR Party exercises any ROFR Property, Purchaser or Sellers shall have the right to terminate this Agreement by written notice to the other party (with a concurrent copy to the Escrow Agent), given prior to 5:00 pm Pacific time on fifth (5th) Business Day after Purchaser receives notice of such exercise, in which event the Earnest Money shall be returned to Purchaser, Sellers shall reimburse Purchaser for all of its out-of-pocket costs and expenses incurred in connection with the negotiation of  this Agreement and costs of due diligence in an amount not to exceed twenty-five thousand dollars ($25,000.00) in the aggregate, and this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder, except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.  If any ROFR Party (other than Bank of America) elects to exercise its ROFR, Sellers shall have the right to terminate this Agreement by written notice thereof to Purchaser given prior to 5:00 pm Pacific time on fifth (5th) Business Day after such notice is received by Seller and upon such termination, neither party to this Agreement shall have any further rights or obligations hereunder, except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.  In the event (u) any  ROFR Party (other than Bank of America)  exercises a ROFR, (v) all  ROFR Parties  forego their  respective  right to purchase the applicable ROFR Property or (w) a ROFR Party defaults in its obligation to purchase the applicable ROFR Property after exercising the ROFR with respect thereto, Purchaser shall be obligated to purchase the applicable ROFR Properties at the Closing as if such ROFR Party never exercised the ROFR with respect thereto; provided, however, (x) the Closing shall be extended, for any period of delay caused by  such default by a ROFR Party; and (y) in the event a ROFR Party (other than Bank of America)  exercises a ROFR, the Purchase Price shall be adjusted (reduced) by the applicable amount set forth in Schedule 1.2 allocated to the applicable ROFR Property acquired by the ROFR Party

11.2Notice to BOA

.  Within five (5) days following the Effective Date, Sellers shall provide all applicable notices to the ROFR Parties in accordance in accordance with the terms of the applicable Lease in order to commence the ROFR process, and Purchaser hereby consents to the delivery of all such notices.

11.3No ROFR Election

.  In the event the ROFR Parties do not exercise any ROFR with respect to any of the ROFR Properties, or the ROFRs are waived or otherwise inapplicable, Purchaser shall purchase the Sale Assets in accordance with all of the terms hereof.

11.4Elected ROFR Property

.  In the event a ROFR Party elects to exercise the ROFR with respect to the applicable ROFR Property (each, an "Elected ROFR Property") and such ROFR Party closes on the purchase of the Elected ROFR Property, and neither Purchaser nor Seller elects to terminate this Agreement in accordance with its rights to do so,  such Elected ROFR Property shall be an Excluded Asset for purposes of this Agreement and the Purchase Price shall be reduced by the amount allocable to the Elected ROFR Property as set forth on Schedule 1.2 attached hereto.  Purchaser acknowledges that the sale of an Elected ROFR Property to a ROFR Party may result in the defeasance of such Elected ROFR Property from the Existing Loan and may delay the Closing.  In no event shall Purchaser be obligated to incur any expenses in connection with the defeasance of an Elected ROFR Property.

ARTICLE XII
RESERVED

ARTICLE XIII
MISCELLANEOUS

13.1Confidentiality.

(a)Purchaser and its representatives shall use reasonable efforts to hold in strictest confidence all data and information obtained with respect to Sellers, Sellers' Affiliates and their respective business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to the employees, consultants, advisors, accountants, investors, lenders and attorneys of Purchaser provided that such persons are advised of the confidentiality provisions of this Agreement and are requested to treat such data and information confidentially, and in all events Purchaser shall be responsible for its employees, consultants, accountants and attorneys’ obligation to keep confidential the data and information provided to them pursuant to this Agreement.  In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Sellers any statements, documents, schedules, exhibits or other written information obtained from Sellers in connection with this Agreement or the transaction contemplated herein but not as a condition to the return of the Deposit to Purchaser as provided by the terms of this Agreement.  In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 13.1, Sellers shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information (without the requirement to post and bond or other security for such remedy).  Nothing herein shall be construed as prohibiting Sellers from pursuing any other available remedy at law or in equity for such breach or threatened breach.  This provision shall not be construed to limit Purchaser's ability to disclose information that (i) is generally available to the public other than as a result of an improper disclosure by a party hereto or its affiliates or representatives, or was available to the public on a non-confidential basis prior to its disclosure by such party, or (b) must be disclosed as a matter of law, including such public disclosure obligations as are required by tax law.  The provisions of this Section 13.1 shall survive Closing.

(b)Sellers and their representatives shall use reasonable efforts to hold in strictest confidence all data and information obtained with respect to Purchaser or its respective business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Sellers may disclose such data and information to the employees, consultants, advisors, accountants, investors, lenders and attorneys of Sellers provided that such persons are advised of the confidentiality provisions of this Agreement and are requested to treat such data and information confidentially, and in all events Sellers shall be responsible for its employees, consultants, accountants and attorneys’ obligation to keep confidential the data and information provided to them pursuant to this Agreement.  In the event this Agreement is terminated or Sellers fail to perform hereunder, Sellers shall promptly return to Purchaser any statements, documents, schedules, exhibits or other written information obtained from Purchaser in connection with this Agreement or the transaction contemplated herein.  In the event of a breach or threatened breach by Sellers or their agents or representatives of this Section 13.1, Purchaser shall be entitled to an injunction restraining Sellers or heir agents or representatives from disclosing, in whole or in part, such confidential information (without the requirement to post any bond or other security for such remedy).  Nothing herein shall be construed as prohibiting Purchaser from pursuing any other available remedy at law or in equity for such breach or threatened breach.  This provision shall not be construed to limit Sellers' ability to disclose information that (i) is generally available to the public other than as a result of an improper disclosure by a party hereto or its affiliates or representatives, or was available to the public on a non-confidential basis prior to its disclosure by such party, or (b) must be disclosed as a matter of law, including such public disclosure obligations as are required by tax law.  The provisions of this Section 13.1 shall survive Closing.

13.2Public Disclosure

.  Any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Sellers.

13.3TIME IS OF THE ESSENCE

. TIME IS OF THE ESSENCE WITH RESPECT TO ALL TIME PERIODS AND DATES FOR PERFORMANCE SET FORTH HEREIN.

13.4Discharge of Obligations

.  The acceptance of the Deeds, Bill of Sale, Lease Assignments and Assignment and Assumption Agreements by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Sellers herein and every agreement and obligation on the part of Sellers to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

13.5Assignment

.  Purchaser shall not directly or indirectly assign or transfer this Agreement or any of its rights hereunder without Sellers' prior written consent in each instance,

which consent may be granted or withheld in Sellers' sole and absolute discretion, provided that Purchaser may, upon notice to but without the consent of Sellers, assign this Agreement at Closing to one or more special purpose entities in which Purchaser owns directly or indirectly and controls the day-to-day operations thereof.  No consent given by Sellers to any assignment shall be construed as a consent to any other assignment, and any unpermitted assignment made by Purchaser shall be void.  In the event the rights and obligations of Purchaser shall be assigned as aforesaid, the assignee will be substituted in place of Purchaser in the documents executed or delivered pursuant to this Agreement and shall assume in writing all of Purchaser's duties and obligations hereunder; provided, however, that such assignment and assumption shall not relieve Purchaser of its obligations hereunder and that Purchaser and such assignee shall remain jointly and severally liable for all obligations of the Purchaser hereunder.

13.6Notices

.  Any notice pursuant to this Agreement shall be given in writing and shall be given by personal delivery, or by deposit in the U.S. Mail, certified or registered, return receipt requested, postage prepaid, addressed to the parties at the addresses set forth below, or at such other address as a Party may designate in writing pursuant hereto, or telecopy (fax), email to a party (provided a copy follows by first class mail or by overnight delivery) or any express or overnight delivery service (e.g., FedEx), delivery charges prepaid.  Notice shall be deemed to have been given on the date on which notice is delivered, if notice is given by personal delivery or telecopy, and on the date of deposit in the mail, if mailed or deposited with the overnight carrier, if used.  Notice shall be deemed to have been received (i) on the date on which the notice is received, if notice is given by telecopy, email or personal delivery, (ii) on the first business day following deposit with an overnight carrier, if used, and (iii) on the second (2nd) day following deposit in the U.S. Mail, if notice is mailed.  If escrow has opened, a copy of any notice given to a party shall also be given to Escrow Agent by regular U.S. Mail or by any other method provided for herein.  The notice addresses for the parties are:

If to Purchaser:

SBMC Mesmer, L.P.
c/o Black Equities Group, Ltd.
433 North Camden Drive, Suite 1070
Beverly Hills, California 90210
Attention:  Mr. Robert K. Barth
Telephone:  (310) 278-6602
Fax:  (310) 274-4017
Email Address:  bobbarth@blackequitiesgroup.com

with a copy to:

Allen Matkins Leck Gamble Mallory & Natsis LLP
1900 Main Street, 5th Floor
Irvine, California  92614-7321
Attention:  Mike Joyce
Telephone:  (949) 553-1313
Fax:  (949) 553-8354
Email Address:  mjoyce@allenmatkins.com

If to Sellers:

c/o Consolidated-Tomoka Land Co.
1530 Cornerstone Blvd, Suite 100
Daytona Beach, FL 32117
Attention:  Steven R. Greathouse
Telephone No.:  (386) 944-5642
Fax:  (386) 274-1223
Email Address: sgreathouse@ctlc.com

with a copy to:	Pillsbury Winthrop Shaw Pittman LLP 909 Fannin, Suite 2000 Houston, TX 77010 Attention: James S. Lloyd Telephone: (713) 276-7607 Email Address: james.lloyd@pillsburylaw.com

If to Title Company:  Fidelity National Title Insurance Company
     Attn: Ms. Bobbie J. Purdy
    Vice President
    Fidelity National Title Group, Inc.
    555 South Flower Street, Suite 4420
    Los Angeles, CA 90071
    Phone: (213) 452-7104
    Fax: (213) 683-7148
    Email Address:  bobbie.purdy@fnf.com

13.7Modifications

.  This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties hereto.

13.8Attorneys' Fees

.  If there is any litigation to enforce any provisions or rights arising under this Agreement, the unsuccessful party in such litigation, as determined by the court, agrees to pay the successful party, as determined by the court, all costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by the successful party, such fees to be determined by the court.  For purposes of this Section 13.8, a party will be considered to be the "successful party" if (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such party did not initiate the litigation and either (i) received a judgment in its favor, or (ii) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.

13.9Calculation of Time Periods

.  Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the state in which the Land is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday.  The final day of any such period shall be deemed to end at 5:00 pm Pacific time unless otherwise noted herein.

13.10Successors and Assigns

.  The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

13.11Entire Agreement

.  This Agreement, including the exhibits and schedules, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

13.12Further Assurances

.  Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to each Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement.  Without limiting the generality of the foregoing, Purchaser shall, if requested by Sellers, execute acknowledgments of receipt with respect to any materials delivered by Sellers to Purchaser with respect to the Sale Assets.  The provisions of this Section 13.12 shall survive each Closing.

13.13Counterparts and Electronic Signature

.  This Agreement may be executed in one or more counterparts, and be delivered by facsimile or electronic transmission, each of which counterparts shall, for all purposes, be deemed an original and all such counterparts, taken together, shall constitute one and the same instrument.

13.14Severability

.  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

13.15Applicable Law; WAIVER OF JURY TRIAL

.  THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF CALIFORNIA.  SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN ORANGE COUNTY, CALIFORNIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT.  EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDINGS BROUGHT BY THE OTHER IN CONNECTION WITH ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.  PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 13.14 SHALL SURVIVE EACH CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

13.16No Third Party Beneficiary

.  Except as expressly set forth herein, the provisions of this Agreement and of the documents to be executed and delivered at the Closing are and will be for the benefit of Sellers and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at each Closing.

13.17Annexes, Exhibits and Schedules

.  The annexes, schedules and exhibits attached hereto shall be deemed to be an integral part of this Agreement.

13.18Captions

.  The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

13.19Construction

.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

13.20Termination of Agreement

.  It is understood and agreed that if either Purchaser or Sellers terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Sellers and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

13.21Limitation of Liability

.  Notwithstanding anything to the contrary in this Agreement or in any document delivered by Sellers in connection with the consummation of the transaction contemplated hereby (other than Section 5.3(e)), it is expressly understood and agreed that Sellers' liability shall be, and is, limited to, and payable and collectible only out of, Sellers' interest in the Sale Assets or the proceeds of the sale thereof, and no other property or asset of any of the Sellers or of any of Sellers' directors, officers, employees, shareholders, members or partners shall be subject to any lien, levy, execution, setoff, or other enforcement procedure for satisfaction of any right or remedy of Purchaser in connection with the transaction contemplated hereby; provided, that if following Closing the proceeds of the sale of the Sale Assets are distributed such that Sellers do not have assets in an amount sufficient to cover Sellers’ liability under this Agreement, then Seller’s liability hereunder shall be payable from such distributed sale proceeds, but not any other property or asset of any of Sellers' directors, officers, employees, shareholders, members or partners.

13.22Post-Closing Third-Party Claims

.  (a) If any claims relating to Sellers' period of ownership of the Sale Assets arise, Sellers and Purchaser shall cooperate in producing documents or materials in connection with such claim.  Sellers and Purchaser shall promptly notify each other should either become aware of any such claims so that the parties may contact their insurers in a timely manner and/or provide for a timely defense.  Further, Sellers and Purchaser shall cooperate with respect to any discussions with Sellers' insurance company and in connection with the parties' pursuit of claims against their respective insurance companies.  Said cooperation, however, shall not entail Sellers incurring any third-party expenses or costs for claims which are Purchaser's responsibility under this Agreement, and to the extent Sellers incur said expenses or costs, Purchaser shall immediately reimburse Sellers for all of the same, and shall not entail the Purchaser incurring any third-party expenses or costs for claims which are Sellers' responsibility under this Agreement, and to the extent Purchaser incurs said expenses or costs, Sellers shall immediately reimburse Purchaser for all of the same.  The provisions of this Section 13.22 shall survive Closing.

13.231031 Exchange

.  Sellers and Purchaser each acknowledge that the other party may effect a like-kind exchange under Section 1031 of the Code, as amended (the "Code").  Accordingly, Sellers and Purchaser each agree that they will cooperate with the other party to effect a tax-free exchange in accordance with the provisions of Section 1031 of the Code and the regulations promulgated with respect thereto.  The party electing to effectuate the 1031 exchange shall be solely responsible for any additional fees, costs or expenses incurred in connection with any like-kind exchange requested by such party, and the other party shall not be required to incur any debt, obligation or expense in accommodating the other party hereunder.  In no event shall a party's ability or inability to effect a like-kind exchange, as contemplated hereby, in any way delay the Closing or relieve such party from its obligations and liabilities under this Agreement and in no way shall the other party be held responsible for the same.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLERS:

BLUEBIRD NORTH LA HABRA LLC,
a Delaware limited liability company

By:  /s/ John P. Albright
Name:   John P. Albright
Title:  President and CEO

BLUEBIRD NORTH WALNUT LLC,
a Delaware limited liability company

By:  /s/ John P. Albright
Name:   John P. Albright
Title:  President and CEO

BLUEBIRD NORTH YORBA LINDA LLC,
a Delaware limited liability company

By:  /s/ John P. Albright
Name:   John P. Albright
Title:  President and CEO

BLUEBIRD NORTH LOS ALAMITOS LLC,
a Delaware limited liability company

By:  /s/ John P. Albright
Name:   John P. Albright
Title:  President and CEO

BLUEBIRD SOUTH GARDEN GROVE LLC,
a Delaware limited liability company

By:  /s/ John P. Albright
Name:   John P. Albright
Title:  President and CEO

BLUEBIRD SOUTH LAGUNA LLC,
a Delaware limited liability company

By:  /s/ John P. Albright
Name:   John P. Albright
Title:  President and CEO

BLUEBIRD SOUTH TRABUCO MISSION VIEJO LLC,
a Delaware limited liability company

By:  /s/ John P. Albright
Name:   John P. Albright
Title:  President and CEO

BLUEBIRD SOUTH PUERTA REAL MISSION VIEJO LLC,
a Delaware limited liability company

By:  /s/ John P. Albright
Name:   John P. Albright
Title:  President and CEO

BLUEBIRD SOUTH WESTMINSTER LLC,
a Delaware limited liability company

By:  /s/ John P. Albright
Name:   John P. Albright
Title:  President and CEO

BLUEBIRD WAG BOULDER LLC,
a Delaware limited liability company

By:  /s/ John P. Albright
Name:   John P. Albright
Title:  President and CEO

BLUEBIRD WAG PALM BAY LLC,
a Delaware limited liability company

By:  /s/ John P. Albright
Name:   John P. Albright
Title:  President and CEO

BLUEBIRD CAPITAL CIRCLE LLC,
a Delaware limited liability company

By:  /s/ John P. Albright
Name:   John P. Albright
Title:  President and CEO

BLUEBIRD BWW PHOENIX LLC,
a Delaware limited liability company

By:  /s/ John P. Albright
Name:   John P. Albright
Title:  President and CEO

BLUEBIRD CHASE CHICAGO LLC,
a Delaware limited liability company

By:  /s/ John P. Albright
Name:   John P. Albright
Title:  President and CEO

[SIGNATURES CONTINUED]

PURCHASER:

SBMC MESMER, L.P.,
a California limited partnership

By: /s/ Robert K. Barth
Name: Robert K. Barth
Title: Authorized Signatory

[SIGNATURES CONTINUED]

Solely with respect to its obligations as Escrow Agent:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:  /s/ Bobbie Purdy
Name: Bobbie Purdy
Title: Sr. Escrow Officer, V.P.

National Commercial Services

EXHIBIT A

DEFINITIONS

“AAA” shall have the meaning set forth in Section 6.3.

"Affiliate" shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, or any general partner or managing member in, such specified Person.  For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

"Agreement" shall have the meaning set forth in the initial paragraph.

"Anti-Terrorism Laws" shall have the meaning set forth in Section 5.1(v).

"Assumption" shall have the meaning set forth in Section 10.2.

"Books and Records" shall have the meaning set forth in Section 1.1(i).

"Broker" shall have the meaning set forth in Section 8.1.

"Business Day" shall mean any day other than a Saturday, Sunday or legal holiday under the laws of the State in which the applicable Land is located.

"Cap" shall have the meaning set forth in Section 5.3(c).

"CERCLA" shall have the meaning set forth in Section 9.3(b).

"Closing" shall have the meaning set forth in Section 4.1.

"Closing Date" means the date that is fifteen (15) days after delivery of Existing Lender's Consent, subject to the extension under Section 4.1.

"Closing Statement" shall have the meaning set forth in Section 4.2(a)(vii).

"Code" means the Internal Revenue Code of 1986, as amended.

"Current Rent Roll" shall have the meaning set forth in Section 4.2(a)(ix).

"Deductible" shall have the meaning set forth in Section 5.3(b).

"Delinquent Rent" shall have the meaning set forth in Section 4.4(b)(vi).

"Deposit" shall have the meaning set forth in Section 1.4.

"Dispute Resolution" shall have the meaning set forth in Section 6.3.

"Due Diligence Period" shall have the meaning set forth in Section 3.3.

"Earnest Money" shall have the meaning set forth in Section 1.4.

"Effective Date" shall have the meaning set forth in the initial paragraph.

"Elected ROFR Property" shall have the meaning set forth in Section 11.1(b).

"Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement dated as March 8, 2013, executed by the Loan Parties, in connection with the Existing Loan for the benefit of Existing Lender, as the same has been amended, restated, replaced, supplemented or otherwise modified from time to time.

"Escrow Agent" shall mean Fidelity National Title Insurance Company, or such other title company of national standing as shall be reasonably acceptable to Seller.

"Excluded Assets" shall have the meaning set forth in Section 1.6.

"Existing Lender" shall have the meaning set forth in Section 10.1.

"Existing Lender's Consent" shall have the meaning set forth in Section 4.3(a)(iv).

"Existing Loan" shall have the meaning set forth in Section 10.1.

"Existing Loan Agreement" shall have the meaning set forth in Section 10.1.

"Existing Loan Documents" shall have the meaning set forth in Section 10.1.

"Existing Mortgage" shall have the meaning set forth in Section 10.1.

"Existing Note" shall have the meaning set forth in Section 10.1.

"Existing Survey" shall have the meaning set forth in Section 2.5.

"Governmental Authority" shall mean any domestic governmental, quasi-governmental, regulatory, administrative or judicial agency, body or entity.

"Hazardous Substances" shall have the meaning set forth in Section 9.3(b).

"Hazardous Substances Laws" shall have the meaning set forth in Section 9.3(b).

"Improvements" shall have the meaning set forth in Section 1.1(c).

"Land" shall have the meaning set forth in Section 1.1(b).

"Leases" shall have the meaning set forth in Section 1.1(e).

"Licenses and Permits" shall have the meaning set forth in Section 1.1(g).

"Loan Consent Date" shall have the meaning set forth in Section 10.4.

"Loan Parties" shall mean the Sellers, as borrowers, under the Existing Loan Documents and Consolidated-Tomoka Land Co., as signatory under the Environmental Indemnity Agreement.

“Meet and Confer Notice” shall have the meaning set forth in Section 6.3.

"Operating Agreements" shall have the meaning set forth in Section 1.1(f).

"Other Intangibles" shall have the meaning set forth in Section 1.1(h).

"Outside Closing Date" shall mean July 31, 2016.

"Permitted Liens"  shall mean those matters set forth on Exhibit F.

"Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

"Personal Property" shall have the meaning set forth in Section 1.1(d).

"Purchase Price" shall have the meaning set forth in Section 1.2.

"Purchaser" shall have the meaning set forth in the initial paragraph.

"Real Property" Shall have the meaning set forth in Section 1.1(b).

"Release" shall have the meaning set forth in Section 4.3(a)(v).

"Rental Agreement" shall have the meaning set forth in Section 11.1(b).

"ROFR" shall have the meaning set forth in Section 11.1(b).

"ROFR Parties" shall be those parties that have a ROFR on the ROFR Properties, as set for on Schedule 11.1(b).

"ROFR Properties" shall mean those properties set forth on Schedule 11.1(b).

"Sale Assets" shall have the meaning set forth in Section 1.1.

“SBKFC” shall have the meaning set forth in Section 1.2(a).

"Security Deposits" shall have the meaning set forth in Section 1.1(e).

"Seller" shall have the meaning set forth in the initial paragraph.

"Seller Indemnified Parties" shall have the meaning set forth in Section 3.2.

"Seller Parties" shall have the meaning set forth in Section 9.2.

"Survival Period" shall have the meaning set forth in Section 5.3(a).

"Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Title Commitment" and "Title Commitments" shall have the meaning set forth in Section 2.2.

"Title Company" shall mean Fidelity National Title Insurance Company, or such other title company of national standing as shall be reasonably acceptable to Seller.

"Title Objections" shall have the meaning set forth in Section 2.3.

"Title Policy" means an owner's policy of title insurance with respect to all or any portion of the Sale Assets.

"Updated Survey" shall have the meaning set forth in Section 2.5.

"USA Patriot Act" shall have the meaning set forth in Section 5.1(v).

"Violations" shall mean violations of law, or municipal ordinances, orders, designations or requirements whatsoever noted in or issued by any Governmental Authority

"Warranties" shall have the meaning set forth in Section 1.1(j).

"Winter Park Property" shall have the meaning set forth in Section 1.2(a).

"Winter Park Property ROFR" shall have the meaning set forth in Section 1.2(a).

EXHIBIT B

LEGAL DESCRIPTIONS OF LAND

13952 Brookhurst St., Garden Grove, CA (099-344-11):

8850 Bolsa Ave., Westminster, CA (107-412-39):

299 Ocean Street, Laguna Beach, CA (641-253-27):

200 Lemon Ave., Walnut, CA (8720-024-054):

200 E. La Habra Blvd., La Habra, CA (022-172-35, 36):

26821 Trabuco Rd., Mission Viejo, CA (808-141-15):

11262 Los Alamitos Blvd., Los Alamitos, CA (222-081-03):

19601 Yorba Linda Blvd., Yorba Linda, CA (349-281-03):

27571 Puerta Real, Mission Viejo, CA (761-111-06):

2870 28th Street, Boulder, CO (R0515693):

Lot 1, Thompson Subdivision Replat A, as per the plat recorded August 18, 2009 at Reception No. 3024296, City and County of Boulder, State of Colorado.

1160 Malbar Road SE, Palm Bay, FL (29-37-04-MZ):

Parcel A: A portion of Tract Q, Port Malabar Unit Fifty-Seven, as recorded in Plat Book 30, Page 67, Public Records of Brevard County, Florida, being more particularly described as follows: Commence at the Southeast corner of said Tract Q, also being the West right of way of Interstate 95, and run S 89 degrees 48 minutes 00 seconds W, along the South line of Tract Q, a distance of 1572.45 feet to the East right of way line of San Filippo Drive; thence run N 0 degrees 45 minutes 08 seconds W, along said East right of way line, a distance of 512.02 feet to the Point of Beginning of the herein described parcel; thence continue N 0 degrees 45 minutes 08 seconds W a distance of 319.30 feet to the Southerly right of way line of Malabar Road, as it presently exists; thence run N 54 degrees 32 minutes 45 seconds E a distance of 42.55 feet; thence run S 89 degrees 28 minutes 56 seconds E a distance of 175.34 feet thence departing the Southerly right of way line of said Malabar Road run S 0 degrees 36 minutes 52 seconds E a distance of 303.60 feet; thence run N 89 degrees 14 minutes 38 seconds E a distance of 149.50 feet; thence run S 0 degrees 31 minutes 04 seconds W a distance of 34.30 feet; thence run N 89 degrees 28 minutes 56 seconds W a distance of 101.50 feet; thence run S 85 degrees 32 minutes 59 seconds W a distance of 111.98 feet; thence run N 89 degrees 28 minutes 56 seconds W a distance of 145.10 feet to the Point of Beginning.

and

Parcel B: A portion of Tract Q, Port Malabar Unit Fifty-Seven, as recorded in Plat Book 30, Page 67, Public Records of Brevard County, Florida, being more particularly described as follows: Commence at the Southeast corner of said Tract Q, also being the West right of way of Interstate Highway 95, and run S 89 degrees 48 minutes 00 seconds W, along the South line of Tract Q, a distance of 1572.45 feet to the East right of way line of San Filippo Drive; thence run N 0 degrees 45 minutes 08 seconds W, along said East right of way line, a distance of 439.32 feet to the Point of Beginning of the herein described parcel; thence continue N 0 degrees 45 minutes 08 seconds W a distance of 72.70 feet; thence run S 89 degrees 28 minutes 56 seconds E a distance of 145.10 feet; thence run N 85 degrees 32 minutes 59 seconds E a distance of 111.98 feet; thence run S 89 degrees 28 minutes 56 seconds E a distance of 101.50 feet; thence run S 0 degrees 31 minutes 04 seconds W a distance of 82.38 feet; thence run N 89 degrees 28 minutes 56 seconds W a distance of 356.55 feet to the Point of Beginning.

LESS AND EXCEPT FROM THE ABOVE Parcels A and B, that portion conveyed to Lowe's home Centers, Inc., a North Carolina corporation, by that certain Special Warranty Deed recorded in Official Records Book 5744, Page 287, and that certain Quit-Claim Deed recorded in Official Records Book 5744, Page 333, of the Public Records of Brevard County, Florida.

TOGETHER WITH those non-exclusive and perpetual easements for ingress, egress, drainage and utilities as set forth in that certain Easement and Maintenance Agreement, recorded in Official Records Book 3877, Page 3665, re-recorded in Official Records Book 3897, Page 1468, of the Public Records of Brevard County, Florida.

TOGETHER WITH that non-exclusive and perpetual easement for ingress, egress, cross access, drainage, utility and landscape, as set forth in that certain Declaration and Grant of Easements, Covenants, Conditions and Restrictions, recorded in Official Records Book 3877, Page 3734, of the Public Records of Brevard County, Florida.

1875 Capital Circle, Tallahassee, FL (11-21-05-00E-003.1):

PARCEL 1:

Commence at a concrete monument marking the Northeast corner of Section 21 (also the Northwest corner of Section 22), Township 1 North, Range 1 East, Leon County, Florida, and run South 89 degrees 55 minutes 05 seconds West along the Section line 2979.56 feet to the Southeasterly right of way boundary of County Road No. 151 (Centerville Road), thence South 59 degrees 43 minutes 02 seconds West along said Southeasterly right of way boundary 7.78 feet to the old Easterly right of way boundary of State Road No. 261 (Capital Circle) said point lying on a curve concave to the Northeasterly, thence Southeasterly along said old right of way and curve with a radius of 2816.49 feet, through a central angle of 32 degrees 05 minutes 13 seconds, for an arc distance of 1577.30 feet (the chord of said arc being South 25 degrees 38 minutes 23 seconds East 1556.77 feet), thence South 41 degrees 41 minutes 00 seconds East along said old right of way boundary 896.48 feet to a point of curve to the right, thence along said old right of way and curve with a radius of 2343.12 feet, through a central angle of 18 degrees 36 minutes 50 seconds, for an arc distance of 761.21 feet (chord of said arc being South 32 degrees 28 minutes 40 seconds East 757.87 feet), thence leaving said old Easterly right of way boundary run thence North 51 degrees 58 minutes 58 seconds East 23.57 feet to a set ½ diameter iron rod and cap LB#0732 on the new Easterly right of way of said State Road 261, said point being the Point of Beginning. From said Point of Beginning, thence leaving said right of way run North 51 degrees 58 minutes 58 seconds East 197.44 feet to a found concrete monument #LB732, thence North 38 degrees 02 minutes 19 seconds West 219.51 feet to a found 5/8 inch iron pin and cap LS#6745, thence North 51 degrees 39 minutes 56 seconds East 128.53 feet to a found 1 inch iron pipe, thence South 38 degrees 09 minutes 48 seconds East 366.30 feet, to a found one half inch iron pin & cap #LB732, thence South 51 degrees 59 minutes 41 seconds West 98.02 feet to a found one half inch pin #LB732, thence North 38 degrees 01 minutes 02 seconds West 58.80 feet to a found concrete monument #LB732, thence South 51 degrees 58 minutes 58 seconds West 258.27 feet to a found one half inch iron pin on the said new Easterly right of way of said State Road No. 261, thence North 19 degrees 21 minutes 20 seconds West along said right of way 92.10 feet to the Point of Beginning.

TOGETHER WITH that non-exclusive and perpetual easement for ingress, egress and surface and stormwater drainage as set forth in that instrument recorded in Official Records Book 1336, Page 455, of the Public Records of Leon County, Florida.

PARCEL 2:

Commence at a concrete monument marking the Northeast corner of Section 21 (also the Northwest corner of Section 22), Township 1 North, Range 1 East, Leon County, Florida, and run South 89 degrees 55 minutes 05 seconds West along the Section line 2979.56 feet to the Southeasterly right of way boundary of County Road No. 151 (Centerville Road), thence South 59 degrees 43 minutes 02 seconds West along said Southeasterly right of way boundary 7.78 feet to the old Easterly right of way boundary of State Road No. 261 (Capital Circle), said point also lying on a point of curve concave to the Northeasterly, thence Southeasterly along said right of way curve with a radius of 2816.49 feet, through a central angle of 32 degrees 05 minutes 13 seconds, for an arc distance of 1577.30 feet (the chord of said arc being South 25 degrees 38 minutes 23 seconds East 1556.77 feet), thence South 41 degrees 41 minutes 00 seconds East along said right of way boundary 896.48 feet to a point of curve to the right, thence along said right of way curve with a radius of 2343.12 feet, through a central angle of 18 degrees 36 minutes 50 seconds, for an arc distance of 761.21 feet (the chord of said arc being South 32 degrees 28 minutes 40 seconds East 757.87 feet) to a concrete monument #1254, thence leaving said old right of way boundary run thence North 51 degrees 58 minutes 58 seconds East 23.57 feet to an iron pin LB#732 lying on the new right of way boundary of said State Road 261 (Capital Circle), thence South 19 degrees 21 minutes 20 seconds East along said right of way a distance of 92.10 feet to a concrete monument LB#732 for the POINT OF BEGINNING. From said POINT OF BEGINNING continue South 19 degrees 21 minutes 20 seconds East along said right of way a distance of 190.53 feet to a concrete monument LB#732, thence South 68 degrees 06 minutes 40 seconds East along said right of way 46.04 feet to a concrete monument LB#732 lying on the new Northwesterly right of way boundary of Miccosukee Road, thence North 52 degrees 38 minutes 51 seconds East along said right of way a distance of 237.75 feet to a concrete monument LB#732, thence South 15 degrees 57 minutes 29 seconds East along said right of way a distance of 3.51 feet to a concrete monument LB#732, thence North 53 degrees 24 minutes 25 seconds East along said right of way a distance of 18.62 feet to a concrete monument LB#732, thence North 47 degrees 55 minutes 36 seconds East along said right of way a distance of 41.26 feet to a concrete monument LB#732, thence leaving said right of way boundary run North 38 degrees 01 minute 02 seconds West 223.90 feet, thence South 51 degrees 58 minutes 58 seconds West 258.30 feet to the POINT OF BEGINNING.

TOGETHER WITH that non-exclusive and perpetual easement for access, ingress, egress and stormwater drainage as set forth in that certain Dedication of Easements for Ingress, Egress, Access, Drainage and Covenant for Maintenance Responsibilities, recorded in Official Records Book 1336, Page 455, of the Public Records of Leon County, Florida.

TOGETHER WITH that non-exclusive and perpetual easement for access, ingress, egress and stormwater drainage as set forth in that certain Easement Agreement between Capital Circle Partners and CNL Retail Joint venture, recorded in Official Records Book 1833, Page 2097, of the Public Records of Leon County, Florida.

TOGETHER WITH that non-exclusive and perpetual easement for access, ingress, egress and rights of capacity to the stormwater management facility as set forth in that certain Stormwater Drainage Agreement, recorded in Official Records Book 1833, Page 2089, of the Public Records of Leon County, Florida.

5606 Montrose Blvd., Chicago, IL (13-17-232-052-0000):

PARCEL 1:

LOTS 16 AND 17 IN WILLIAM H. BRITIGAN'S SECOND ADDITION TO PORTAGE PARK OF THE SOUTHEAST 1/4 OF THE NORTHEAST 1/4 OF SECTION 17, TOWNSHIP 40 NORTH, RANGE 13, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

LOT 18 IN WILLIAM H. BRITIGAN'S SECOND ADDITION TO PORTAGE PARK OF THE SOUTHEAST 1/4 OF THE NORTHEAST 1/4 OF SECTION 17, TOWNSHIP 40 NORTH, RANGE 13, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 3:

LOT 19 IN WILLIAM H. BRITIGAN'S SECOND ADDITION TO PORTAGE PARK OF THE SOUTHEAST 1/4 OF THE NORTHEAST 1/4 OF SECTION 17, TOWNSHIP 40 NORTH, RANGE 13, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 4:

LOTS 20, 21, 22, 23 AND 24 IN WILLIAM H. BRITIGAN'S SECOND ADDITION TO PORTAGE PARK OF THE SOUTHEAST 1/4 OF THE NORTHEAST 1/4 OF SECTION 17, TOWNSHIP 40 NORTH, RANGE 13, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PIN: 13-17-232-035-0000

13-17-232-036-0000

13-17-232-045-0000

13-17-232-052-0000

Commonly known as: 4400-20 N. Central Avenue, Chicago, Illinois

2700 W. North Lane, Phoenix AZ (149-16-410-C):

Lot 3 of PREMIER METRO 2011, according to the plat recorded in Book 1095 of Maps, Page 27, Maricopa County, Arizona.

EXHIBIT C-1

Recorded at Request of and

When Recorded Mail to:

____________________________
____________________________
____________________________

Until a change is requested, all

tax statements shall be sent to the following address:

____________________________
____________________________
____________________________

SPACE ABOVE THIS LINE FOR RECORDER’S USE

CORPORATION GRANT DEED

THE UNDERSIGNED GRANTOR DECLARES:

Documentary Transfer Tax is $[_____________] computed on full value of property conveyed.

City of ___________, County of Orange.

APN: _________________________________

For valuable consideration, receipt of which is hereby acknowledged, ____________________, a Delaware limited liability company (“Grantor”), hereby grants to ____________________, a ________________________, the real property located in the County of __________________, State of California, described in Exhibit A attached hereto and made a part hereof, together with the tenements, easements, rights of way and appurtenances belonging or in any way appertaining to the same, and the improvements thereon (the “Property”).

This conveyance is made subject to non-delinquent taxes and assessments and those encumbrances set forth in Exhibit B attached hereto.  Grantor disclaims any and all express or implied warranties regarding the Property other than the implied warranty stated in subparagraph 1 of Section 1113 of the California Civil Code.

Dated:  ___________ 2016

Grantor:

[TBI],

a Delaware limited liability company,

By:

Name:

Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF COUNTY OF	}ss:

On       before me,      , a Notary Public, personally

(here insert name and title of the officer)

appeared

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Florida that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(Seal)

EXHIBIT C-2

FORM OF COLORADO SPECIAL WARRANTY DEED

Recording requested by

and when recorded please return to:

______________________________

______________________________

______________________________

Attn:  _________________________

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made this ____ day of _________, 2016, by BLUEBIRD WAG BOULDER LLC, a Delaware limited liability company ("Grantor"), in favor of  ___________________________ ("Grantee"), whose mailing address is ____________________________________________.

WITNESSETH, that the Grantor, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has granted bargained, sold and conveyed, and by these presents does grant, bargain, sell, convey, and confirm, unto the Grantee and its successors and assigns forever, all of the real property, together with improvements, situate, located in the County of Boulder, State of Colorado, described on Exhibit "A" attached hereto and incorporated herein by this reference (the "Property");

TOGETHER with all and singular the hereditaments and appurtenances thereto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim and demand whatsoever of the Grantor, either in law or equity, of, in and to the Property, with the hereditaments and appurtenances and with all of Grantor’s interest, if any, in and to (i) any and all minerals and mineral rights of any kind and nature whatsoever, and (ii) water, ditches, wells, reservoirs and drains, water and sewer taps, water credits, and all water, ditch, well, reservoir and drainage rights, which are appurtenant to, located on, now or hereafter acquired under or above or used in connection with the Property;

TO HAVE AND TO HOLD the Property above bargained and described with the appurtenances, unto Grantee, its successors and assigns forever. And Grantor, for itself, and its successors and assigns, does covenant and agree that Grantor shall and will WARRANT THE TITLE AND FOREVER DEFEND the Property in the quiet and peaceable possession of Grantee, its heirs, successors, transferees and assigns,

-1--

against all and every person or persons lawfully claiming the whole or any part thereof by, through or under Grantor, subject to all current taxes and assessments and all easements, encumbrances and existing matters of record as of the date hereof.

NOTE: This is a deed made solely for the purpose of an affiliate transfer. No documentary fee is required in connection with this deed pursuant to C.R.S. §39-13-102(2)(a).

[signature pages follow]

-2--

IN WITNESS WHEREOF, Grantor has caused its name to be hereunto subscribed on the day and year first above written.

GRANTOR:

BLUEBIRD WAG BOULDER LLC,
a Delaware limited liability company

By:

Name:

Title:

STATE OF FLORIDA)

)  ss.

COUNTY OF VOLUSIA)

The foregoing instrument was acknowledged before me this _______ day of __________, 2016, by _______________________________________ as ________________________________ of BLUEBIRD WAG BOULDER LLC, a Delaware limited liability company, on behalf of said limited liability company.

WITNESS my hand and official seal.

My commission expires:

Notary Public

(NOTARIAL SEAL)

-3--

EXHIBIT C-3

FORM OF ARIZONA SPECIAL WARRANTY DEED

Recording requested by

and when recorded please return to:

______________________________

______________________________

______________________________

Attn:  _________________________

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made this ____ day of __________, 2016, by BLUEBIRD BWW PHOENIX LLC, a Delaware limited liability company (“Grantor”), in favor of ______________________________ (“Grantee”), whose mailing address is _______________________________________________.

WITNESSETH, That Grantor, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell, convey and confirm, unto Grantee, its successors and assigns forever, all the real property, together with improvements, located in the County of Maricopa, State of Arizona, described on Exhibit A, attached hereto and incorporated herein by this reference (the “Property”);

TOGETHER with all and singular the hereditaments and appurtenances thereto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim and demand whatsoever of Grantor, either in law or equity, of, in and to the Property, with the hereditaments and appurtenances and with all of Grantor’s interest, if any, in and to (i) any and all minerals and mineral rights of any kind and nature whatsoever, and (ii) water, ditches, wells, reservoirs and drains, water and sewer taps, water credits, and all water, ditch, well, reservoir and drainage rights, which are appurtenant to, located on, now or hereafter acquired under or above or used in connection with the Property;

TO HAVE AND TO HOLD the Property above bargained and described with the appurtenances, unto Grantee, its successors and assigns forever. And Grantor, for itself, and its successors and assigns, does covenant and agree that Grantor shall and will WARRANT THE TITLE AND FOREVER DEFEND the Property in the quiet and peaceable possession of Grantee, its heirs, successors, transferees and assigns, against all and every person or persons lawfully claiming the whole or any part thereof by, through or under Grantor, subject to all current taxes and assessments and all easements, encumbrances and existing matters of record as of the date hereof.

NOTE: This is a deed made solely for the purpose of an affiliate transfer. No Affidavit of Property Value or filing fee is required in connection with this deed pursuant to A.R.S. §11-1134 B7.

[signature page follows]

IN WITNESS WHEREOF, Grantor has caused its name to be hereunto subscribed on the day and year first above written.

GRANTOR:

BLUEBIRD BWW PHOENIX LLC,
a Delaware limited liability company,

By: ____________________________
Name:__________________________
Title:____________________________

STATE OF FLORIDA)

)  ss.

COUNTY OF VOLUSIA)

The foregoing instrument was acknowledged before me this _______ day of ______________, 2016, by _______________________________________ as ________________________________ of _______________________, a _______________________________.

WITNESS my hand and official seal.

My commission expires:

Notary Public

(NOTARIAL SEAL)

EXHIBIT C-4

FORM OF FLORIDA SPECIAL WARRANTY DEED

THIS INSTRUMENT WAS PREPARED BY

AND SHOULD BE RETURNED TO:

________________________________
________________________________
_______________________________
________________________________

Tax Parcel I.D. No.:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED, made and executed as of the ____ day of _______________, 2016, by [[[BLUEBIRD CAPITAL CIRCLE LLC]]], a Delaware limited liability company (hereinafter referred to as the “Grantor”) to _________________________, whose mailing address is ______________________________ (hereinafter referred to as the “Grantee”);

W I T N E S S E T H:

That the Grantor, for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged by these presents does grant, bargain, sell, alien, remise, release, convey, and confirm unto the Grantee those certain pieces, parcels or tracts of land situated in Leon County, Florida, to wit:

Legal description is contained on Exhibit A attached hereto and made a part hereof (the “Property”).

TOGETHER WITH all the tenements, hereditaments, easements and appurtenances thereto belonging or in anywise appertaining.  This conveyance is made subject to ad valorem real property taxes and assessments accruing subsequent to December 31, 2012, all applicable zoning ordinances, regulations, easements and restrictions of record, if any, the reference to which will not operate to reimpose same, and tenants in possession, as tenants only.

TO HAVE AND TO HOLD the Property in fee simple forever.

AND the Grantor does hereby covenant with and warrant to the Grantee that the Grantor is lawfully seized of the Property in fee simple; that the Grantor has good right and lawful authority to sell and convey the Property; and that the Grantor fully warrants the title to the Property and will defend the same against the lawful claims of all persons claiming by, through or under the Grantor, but against none other.

IN WITNESS WHEREOF, the Grantor has caused the deed to be executed and delivered the day and year first above written.

Signed, sealed and delivered in the presence of: _________________________________ Printed Name: ____________________ _________________________________ Printed Name: ____________________	GRANTOR: [[[BLUEBIRD CAPITAL CIRCLE LLC]]], a Delaware limited liability company By:__________________________ Name:________________________ Title:_________________________

STATE OF FLORIDA

COUNTY OF VOLUSIA

The foregoing instrument was acknowledged before me this _____ day of __________, 2016, by _____________, ________________ of BLUEBIRD CAPITAL CIRCLE LLC, a Delaware limited liability company, for and on behalf of said limited liability company.  He is personally known to me.

[NOTARY SEAL]	Printed/typed name: Notary Public-State of Florida My Commission expires:

EXHIBIT C-5

FORM OF ILLINOIS WARRANTY DEED

THIS INSTRUMENT PREPARED BY:

_______________________
_______________________
_______________________
_______________________

AFTER RECORDING RETURN TO:

________________________

________________________

________________________

Attention:  ________________

Mail Tax Bills To:

________________________
________________________
________________________

[This space reserved for recording data.]

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made and entered into as of _________ ___, 2016, by and between BLUEBIRD CHASE CHICAGO LLC, a Delaware limited liability company having an address at c/o Consolidated-Tomoka Land Co., 1530 Cornerstone Blvd, Suite 100, Daytona Beach, FL 32117 (“Grantor”) and _____________________, a ___________________ having an address at ___________________________________________ (“Grantee”).

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby SELL and CONVEY to Grantee the real estate located in the County of Cook, State of Illinois, as more particularly described on EXHIBIT A attached hereto and incorporated herein by this reference, together with all and singular the rights, hereditaments and appurtenances thereunto belonging, or in anywise appertaining, subject to all deeds, liens, leases, encumbrances and exceptions of record, all municipal and zoning ordinances, recorded easements, covenants, rights-of-way and building restrictions of record (the “Permitted Exceptions”).

Grantor, for itself and its successors and assigns, shall and will WARRANT and DEFEND the title to the Property unto the Grantee and the Grantee’s successors and assigns FOREVER against the lawful claims of all persons claiming by, through or under Grantor but none other, excepting, however, the general taxes for 2012 and thereafter, and the Permitted Exceptions.

This Deed represents a transaction exempt under the provisions of ¶E, 35 ILCS 200/31-45 of the Real Estate Transfer Tax Law and the Cook County Real Property Transfer Tax Ordinance.

Dated:____________, 2016Signed: ________________________________

IN WITNESS WHEREOF, the Grantor has caused its name to be signed to these presents by its duly authorized officer or representative as of the date first above written.

GRANTOR:

BLUEBIRD CHASE CHICAGO LLC, a Delaware limited liability company
By:_____________________________ Name:___________________________ Title_____________________________

STATE OF FLORIDA)
)  SS

COUNTY OF VOLUSIA)

The foregoing Special Warranty Deed was acknowledged before me this ____ day of ____________, 2016 by _______________, _________________ of BLUEBIRD CHASE CHICAGO LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public

My commission expires

EXHIBIT D

FORM OF BILL OF SALE

BILL OF SALE
[LOCATION]

__________________________, a Delaware limited liability company ("Seller"), for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration received, does hereby sell, assign, grant and convey to _________________________________ ("Purchaser"), all equipment, supplies, furniture, fixtures, furnishings, appliances and other personal property (the "Personal Property") owned by Seller and used in connection with the maintenance and operation of the real property described on Exhibit A attached hereto.

This bill of sale is made without representation, warranty or recourse, and conveys only the interest, if any, of Seller in the Personal Property.  The Personal Property is conveyed to Purchaser "AS IS, WHERE IS."

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed effective as of the _____ day of ____________, 2016.

SELLER:

___________________________,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT E

FORM OF ASSIGNMENT OF LEASES

ASSIGNMENT AND ASSUMPTION OF LEASE
([LOCATION])

This Assignment and Assumption of Lease (the "Assignment"), dated as of _____________, 2016 (the "Effective Date"), is by and between _________________________, a Delaware limited liability company ("Assignor"), and ___________________, a _______________ ("Assignee").

WHEREAS, Assignor is presently the holder of the lessor's interest under the lease, as amended, [including the Guaranty attached thereto] (collectively, the "Lease") listed on Exhibit A attached hereto and by this reference incorporated herein.  The Lease affects the real property described on Exhibit B attached hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.Assignment.  As of the Effective Date, Assignor hereby assigns, conveys, transfers and sets over unto Assignee all of Assignor's right, title and interest in, to and under the Lease, including, without limitation, all of Assignor's right, title and interest in and to security, cleaning or other deposits and in and to any claims for rent, arrears rent or any other claims arising under the Lease against any lessee thereunder arising after the Effective Date, subject to the rights of the lessees under the Lease.

2.Assumption.  Assignee hereby assumes and agrees to pay all sums, and perform, fulfill and comply with all covenants and obligations, which are to be paid, performed, fulfilled and complied with by the lessor under the Lease, from and after the Effective Date.

3.Assignee's Indemnification of Assignor.  Assignee shall and does hereby indemnify Assignor against, and agrees to hold Assignor harmless of and from, all liabilities, obligations, actions, suits, proceedings or claims, and all losses, costs and expenses, including but not limited to reasonable attorneys' fees, arising as a result of any act, omission or obligation of Assignee arising or accruing with respect to the Lease and occurring or alleged to have occurred after the Effective Date.

4.Assignor's Indemnification of Assignee.  Assignor shall and does hereby indemnify Assignee against, and agrees to hold Assignee harmless of and from, all liabilities, obligations, actions, suits, proceedings or claims, and all losses, costs and expenses, including but not limited to reasonable attorneys' fees, arising as a result of any act, omission or obligation of Assignor arising or accruing with respect to the Lease and occurring or alleged to have occurred on or prior to the Effective Date.

5.Binding Effect.  This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

6.Counterparts.  The parties agree that this Assignment may be executed by the parties in one or more counterparts and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date set forth above.

ASSIGNOR:	______________________________, a Delaware limited liability company

By:
Name:
Its:

ASSIGNEE:	______________________________, a _____________________________

By:
Name:
Title:

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Agreement") dated as of _____________, 2016 (the "Effective Date"), is by and between _________________________, a Delaware limited liability company ("Assignor"), and ______________________, a ______________ ("Assignee").

WHEREAS, Assignor, as Seller, and_______________, as Purchaser ("Original Purchaser"), have entered into that certain Purchase Agreement and Escrow Instructions dated as of _________, 2016 [as modified by amendment dated ________________,] (collectively, ]the "Purchase Agreement"), providing for, among other things, the transfer and sale by Assignor to Original Purchaser of Operating Agreements, Licenses and Permits, Book and Records and Other Intangibles (capitalized terms used herein and otherwise not defined shall have the meaning given in the Purchase Agreement); and

WHEREAS, Original Purchaser assigned its right, title and interest in and to the Purchase Agreement to Assignee pursuant to that certain [Assignment of Purchase Agreement and Escrow Instructions] dated as of _______________, 2016; and

WHEREAS, Assignor desires to assign to Assignee all of Assignor's right, title and interest in and to the Operating Agreements, Licenses and Permits, Book and Records and Other Intangibles including, without limitation, as more particularly listed in Exhibit A attached hereto (collectively, the "Assigned Contracts");

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.Assignment.  Assignor does hereby convey and assign to Assignee, its successors and assigns, all of Assignor's right, title and interest in and to the Assigned Contracts, without warranty, representation or recourse; provided, however, that to the extent the assignment of any Assigned Contract shall require the consent of any other party or the payment of any money or fee, this Agreement shall not constitute a contract to assign the same or any rights or liabilities thereunder if an attempted assignment thereof would cause a breach of the terms of the Assigned Contract, and the assignment of such Assigned Contract shall not be effective unless and until the consent of such other party shall have been obtained and payment of such fee shall have been made by Assignee.

2.Binding Agreement.  The terms and conditions of this Agreement shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

3.Interpretation.  If there is any conflict as to the terms of this Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall prevail.

4.Governing Law.  This Assignment Agreement shall be governed by and construed in accordance with the laws of the State where the Property is located applicable to contracts made and performed entirely therein.

5.Headings.  The headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

6.Counterparts.  The parties agree that this Agreement may be executed by the parties in one or more counterparts and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the date set forth above.

ASSIGNOR:	______________________________, a Delaware limited liability company

By:
Its:

ASSIGNEE:	______________________________, a _____________________________

By:
Name:
Title:

EXHIBIT G

NON-FOREIGN PERSON CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform [_________________], a [___________] (the "Transferee") that withholding of tax is not required upon the disposition of a U.S. real property interest by [_________________], a [___________] ("Property Owner"), which is a direct or indirect subsidiary of ___________________________ (the "Transferor"), the undersigned hereby certify the following on behalf of Property Owner and Transferor:

1.The Transferor is not (i) a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii) or (ii) a foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the Internal Revenue Code and Treasury Regulations).

2.The Transferor's Federal employer identification number is _____________.

3.The Transferor's address is:  ______________________________.

4.Property Owner is not foreign corporation, foreign partnership, foreign trust or foreign estate (as such term is defined in the Internal Revenue Code and Treasury Regulations).

5.Property Owner understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

UNDER PENALTIES OF PERJURY, I DECLARE THAT I HAVE EXAMINED THIS CERTIFICATION AND TO THE BEST OF MY KNOWLEDGE AND BELIEF IT IS TRUE, CORRECT AND COMPLETE, AND I FURTHER DECLARE THAT I HAVE AUTHORITY TO SIGN THIS DOCUMENT ON BEHALF OF PROPERTY OWNER AND TRANSFEROR.

[signature appears on the next page]

DATED:  ____________, 2016

[TRANSFEROR]

By:
Its:

[PROPERTY OWNERS]

By:
Name:
Title:

EXHIBIT H

SELLERS' CLOSING CERTIFICATE

For valuable consideration, receipt of which is acknowledged, _______________, a _______________ ("Seller"), hereby certifies to _______________, a _______________ ("Purchaser"), that all representations and warranties made by Seller in section 5.1 of the Purchase Agreement (the "Purchase Agreement") dated _______, 2016, between Seller and Purchaser, are true and correct on and as of the date of this Certificate.  This Certificate is executed by Seller and delivered to Purchaser pursuant to the Purchase Agreement.

Dated:  ____________, 2016.

SELLER:

,
a

By:
Name:
Its:

EXHIBIT I

TENANT NOTICE LETTER

_______________, 2016

__________________________
__________________________
__________________________
__________________________
Attention:  ________________

Re:

Lease dated as of __________________________ (the "Lease") by and between _______________, a _______________ ("Landlord"), and _______________, a _______________, and relating to the leased premises (the "Premises") in the building located at [__________, __________, __________] (the "Building")

Ladies and Gentlemen:

Please be advised that Landlord has sold the Building, including the Premises, to ____________, a _______________ ("Purchaser"), as of the date set forth above, and in connection with such sale Landlord has assigned and transferred its interest in the Lease, including your security deposit (if any), to Purchaser.  Accordingly, all of your obligations under the Lease from and after the date of this notice (including your obligations to pay rent and fulfill your insurance requirements) shall be performable to and for the benefit of Purchaser.

The address of Purchaser for all purposes under the Lease is:

_____________________
_____________________
_____________________
_____________________

If you have any questions about the sale, please contact ________________, at (___) ___-____.  Thank you.

Very truly yours,

[_________________]

By:
Its:

EXHIBIT J

PURCHASER'S CLOSING CERTIFICATE

For valuable consideration, receipt of which is acknowledged, ___________, a __________ ("Purchaser"), hereby certifies to ___________, a __________ ("Seller"), that all representations and warranties made by Purchaser in section 5.6 of the Purchase Agreement (the "Purchase Agreement") dated __________, 2016, between Seller and Purchaser, are true and correct on and as of the date of this Certificate.  This Certificate is executed by Purchaser and delivered to Seller pursuant to the Purchase Agreement.

Dated:  ____________, 201__.

PURCHASER:

,
a

By:
Name:
Its:

EXHIBIT K

FORM OF ESTOPPEL CERTIFICATE

To:	_________________________________ _________________________________ _________________________________ _________________________________
Re:

Lease dated _____________, ________ between _______________, a _______________ ("Landlord"), and _________________________, a _______________________ ("Tenant"), with respect to premises located at __________________________

The undersigned hereby certifies to __________________ ("Purchaser"), as follows:

l.The undersigned is the "Tenant" under the above‑referenced lease ("Lease") covering the above‑referenced Premises ("Premises").  The following is a true and correct list of all amendments, modifications and supplements to the Lease (collectively, the "Lease Modifications"):  _______________________________________________________

For purposes hereof, all references to the "Lease" shall include the original lease agreement and all of the Lease Modifications thereto.

2.The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Property and the Lease has not been modified, changed, altered or amended in any respect except as set forth above.  The Lease is in full force and effect.

3.The term of the Lease commenced on _____________, _____, and, taking into account any previously exercised options and all exercised renewal terms, will expire on ____________,_____.  Tenant has accepted possession of the Premises and is the actual occupant in possession and has not sublet, assigned or hypothecated Tenant's leasehold interest, except as follows:  ___________________.  All improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and Landlord has paid in full all construction allowances and any allowances and inducements payable to Tenant, regardless whether the same are currently due and payable, except as follows:  ____________________.

4.As of the date of this Estoppel Certificate, there exists no breach or default, nor state of facts which, with notice, the passage of time, or both, would result in a breach or default on the part of either Tenant or to the best knowledge of Tenant, Landlord.

5.Tenant is currently obligated to pay rent in monthly installments of $__________ per month as base rent and $______ per month as operating costs, common area expenses, taxes and other pass-throughs (collectively, "Operating Expenses and Taxes") (taking into account all Consumer Price Index adjustments and other adjustments pursuant to the terms of the Lease), and monthly installments of base rent and Operating Expenses and Taxes have been paid through ______________, 201__.

6.No base rent or Operating Expenses and Taxes have been paid more than one (1) month in advance.  Tenant has no claim or defense against Landlord under the Lease and is asserting no offsets or credits against either the rent or Landlord.  Tenant has no claim against Landlord for any security or other deposits except $___________ which was paid pursuant to the Lease.

7.Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part) nor, except as expressly provided in the Lease, any right or interest with respect to the Premises other than as Tenant under the Lease.

8.Tenant has no option, right of first offer or right of first refusal to lease or occupy any other space within the property of which the Premises are a part, except as set forth in the Lease.  Tenant has no right to renew or extend the terms of the Lease, except as set forth in the Lease.

9.There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

This Estoppel Certificate is made to Purchaser in connection with the prospective purchase by Purchaser or Purchaser's assignee, of the property of which the Premises is a part.  This Estoppel Certificate may be relied on by Purchaser, its lenders, joint venture partners, successors and assigns, and any other party who acquires an interest in the Premises in connection with such purchase and their respective lenders.

Dated this ___________ day of __________________, 201__

"TENANT"

By:
Name:
Its:

EXHIBIT L

PERMITTED LIENS

Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Purchase and Sale Agreement to which this Exhibit F is attached.

1.Liens, encumbrances, defects, exceptions, easements, rights of way, restrictions, covenants, claims or other matters contained in the current Title Policy, which is appended to this Exhibit L.

2.Liens for real estate taxes or assessments special or otherwise, not due and payable, or real estate taxes or assessments which are being apportioned hereunder.

3.The Leases.

4.All liens incurred by Purchaser.

5.All liens in connection with the Existing Loan.

6.All other matters that Purchaser shall have agreed or be deemed to have waived as Permitted Liens pursuant to Article II of the Agreement.

CURRENT TITLE POLICY

[See attached]

EXHIBIT M

WINTER PARK PROPERTY ROFR

[See attached]

EXHIBIT M -1-

AGREEMENT OF RIGHT OF FIRST REFUSAL

This Agreement of Right of First Refusal (this “Agreement”), effective as of _______________, 2016 by and between SBKFC Holdings, LLC, a Colorado limited liability company (“Grantor”), and CONSOLIDATED-TOMOKA LAND CO., a Florida corporation (“Grantee”), is entered into with reference to the following facts:

A.Pursuant to that certain Purchase and Sale Agreement dated ____________, 2016 (the “Purchase Agreement”) by and between Grantee, as seller, and SBMC Mesmer, L.P., a California limited partnership, as purchaser, Grantor has purchased from Grantee those certain real properties described in the Purchase Agreement (the “Purchased Properties”).

B.Grantor is the owner of that certain real property having an address of  4250 Aloma Avenue, Winter Park, Florida and described on Exhibit A attached hereto and hereby incorporated by reference (the “Property”).

C.As additional consideration for Grantee’s sale of the Purchased Properties to Grantor, Grantor agreed to provide Grantee with a right of first refusal to purchase the Property on the terms and conditions of this Agreement.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, each to the other in hand paid, the receipt and sufficiency of such consideration being acknowledged, the parties hereby agree as follows:

1.Right of First Refusal.

(a)Subject to and upon the terms and conditions hereinafter set forth, Grantor hereby grants to Grantee the exclusive, irrevocable and continuing right of first refusal to purchase the Property (the “Right of First Refusal”) in the event that Grantor receives a bona fide offer of sale or transfer of the Property from a person or entity not related to or affiliated with Grantor (or any of its members) (a “Third Party Offer”), which offer Grantor desires to accept.  For purposes of this Agreement, an offer from a person or entity not related to or affiliated with Grantor (or any of its members) to purchase all of the ownership interest in Grantor, or such ownership interest such that a Change of Control (as hereafter defined) of Grantor would occur, shall be considered a Third Party Offer to purchase the Property and shall be subject to Grantee’s Right of First Refusal.  As used herein, “Change of Control” shall mean a change in the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of Grantor, whether through ownership of voting securities, by contract or otherwise.

(b)If at any time or times Grantor receives a Third Party Offer, which offer Grantor desires to accept, Grantor shall give written notice thereof to Grantee (a “Notice of Offer”).  Grantor shall segregate the price and terms for the Property from the price and other terms connected with any additional property or properties that are included in the Third Party Offer, such that Grantee can purchase the Property separate from such additional property or properties.  The delivery of such Notice of Offer to Grantee shall constitute an offer by Grantor to Grantee

EXHIBIT M -2-

(herein called the “ROFR Offer”) to effect a transfer of the Property in favor of Grantee of the same type and on the same terms for the Property as set forth in the Third Party Offer.  Each Notice of Offer shall include true and complete copies of any term sheets, letters of intent, and proposed agreement of purchase or other agreement relating to such Third Party Offer.  Grantor shall promptly provide to Grantee upon written request any additional information in Grantor’s possession as may be reasonably requested by Grantee concerning the Third Party Offer; provided, however, neither the request nor delivery of such additional information shall be deemed to delay the delivery of the Notice of Offer.

(c)Grantee’s Right of First Refusal shall be exercised, if at all, by Grantee giving written notice of the exercise thereof to Grantor within thirty (30) calendar days after Grantee’s receipt of the Notice of Offer.  Failure of Grantee to affirmatively exercise Grantee’s Right of First Refusal within such thirty (30) day period shall be deemed conclusively to be an election not to exercise Grantee’s Right of First Refusal with regard to such ROFR Offer.

(d)If Grantee rejects, or is deemed to have rejected, the ROFR Offer, Grantor may proceed with the transaction described in the Notice of Offer in accordance with the terms of the Third Party Offer.  Should the terms of the original Third Party Offer presented in such Notice of Offer ever be amended or modified in any material respect, then such modification or amended terms shall constitute a new Third Party Offer hereunder and the new Third Party Offer shall be the subject of a new Notice of Offer in the manner hereinabove provided, and Grantee’s Right of First Refusal hereunder shall apply thereto and the time period for exercise of Grantee’s Right of First Refusal shall be thirty (30) days commencing on Grantee’s receipt of such new Notice of Offer.  Any agreement entered into between Grantor and any third party offeror that activates Grantee’s Right of First Refusal under this Agreement shall be expressly subject to such Grantee’s Right of First Refusal.

(e)If Grantor does not consummate a proposed sale or transfer described in a Notice of Offer within six (6) months after the date on which Grantee notifies (or is deemed to have notified) Grantor of Grantee’s election not to exercise Grantee’s Right of First Refusal, then all of the restrictions hereof shall thenceforth apply again to such Third Party Offer as though no written Notice of Offer had been given by Grantor to Grantee.

2.Notices.  All notices to be given under this Agreement shall be in writing and shall be effective upon the earlier of:  (i) receipt, (ii) refusal to accept delivery by Grantor or Grantee, whichever is the entity to which the notice is being delivered, or (iii) one (1) day after being deposited with a national recognized overnight courier service for next day delivery, addressed to the parties as set forth below.  For purposes hereof, the addresses of the parties shall be:

If to Grantor:c/o Black Equities Group, Ltd.

433 North Camden Drive, Suite 1070

Beverly Hills, California 90210

Attention:  Mr. Robert K. Barth

Telephone:  (310) 278-6602

Fax:  (310) 274-4017

Email Address:  bobbarth@blackequitiesgroup.com

EXHIBIT M -3-

with a copy to:Allen Matkins Leck Gamble Mallory & Natsis LLP

1900 Main Street, 5th Floor

Irvine, California  92614-7321

Attention:  Mike Joyce

Telephone:  (949) 553-1313

Fax:  (949) 553-8354

Email Address:  mjoyce@allenmatkins.com

If to Grantee:c/o Consolidated-Tomoka Land Co.

1530 Cornerstone Blvd, Suite 100

Daytona Beach, FL 32117

Attention:  Steven R. Greathouse

Telephone No.:  (386) 944-5642

Fax:  (386) 274-1223

Email Address: sgreathouse@ctlc.com

with a copy to:Pillsbury Winthrop Shaw Pittman LLP

909 Fannin, Suite 2000

Houston, TX 77010

Attention:  James S. Lloyd

Telephone:  (713) 276-7607

Email Address:  james.lloyd@pillsburylaw.com

Either party shall have the right from time to time and at any time, upon at least ten (10) days prior written notice thereof in accordance with the provisions hereof, to change its respective address and to specify any other address within the continental United States of America; provided, however, notwithstanding anything herein contained to the contrary, the notice of address change shall not be effective unless received and such address may not consist of only a post office box.

3.Governing Law.  The interpretation and enforcement of this Agreement shall be governed by the substantive law of the State of California, without the application of its conflict of law rules.

4.Scope.  Except to the extent expressly provided otherwise in this Agreement, this Agreement shall apply to any proposed sale by Grantor of all or any part of or interest or estate in the Property.

5.Covenants Running with Land.  The covenants under this Agreement shall run with, and be binding on, the Property and all present and future owners thereof, and reference herein to Grantor include such present and future owners and tenants.

6.Memorandum.  This Agreement shall not be recorded.  Grantor and Grantee acknowledge and agree that contemporaneously with the execution of this Agreement, Grantor shall execute and deliver to Grantee the Memorandum of Right of First Refusal attached hereto as Exhibit B (the “Memorandum”), which Memorandum may be recorded by Grantee.

EXHIBIT M -4-

7.No Partnership.  Neither anything contained in this Agreement, nor any act of any party, shall be deemed or construed by the parties, or either of them, or by any third person, to create the relationship of principal and agent, partnership, or joint venture, or of any association between or among the parties.  Both parties acknowledge and agree that neither party has any advantage over the other party and the negotiation of this Agreement or under the provisions of this Agreement, and that there is no fiduciary or special relationship between the parties.

8.Successors and Assigns.  This Agreement and all of its terms and provisions shall be binding upon and shall inure to the benefit of Grantor, its successors and permitted assigns and Grantee, its successors and permitted assigns.

9.Time of Essence.  Time is of the essence with respect to all provisions of this Agreement.

10.Modifications.  This Agreement may not be modified or amended orally or in any manner other than by an agreement in writing signed by Grantor and Grantee.

11.Counterparts.  This Agreement may be executed in any number of separate documents that shall be counterparts hereof, each of which shall have the same force and effect of the original instrument.  If executed in separate counterparts, all counterparts shall constitute but one and the same instrument.

12.Strict Performance.  No waiver or waivers by either party of any breach, default, liability or non-performance by the other party shall be deemed or construed to be a waiver of any other term, condition, or liability for the breach or default thereof.  Failure on the part of either party to declare the other party in default, no matter how long such failure may continue, shall not be deemed to be a waiver by such party of any of its rights hereunder.

[Remainder of page intentionally left blank; signature page immediately follows.]

EXHIBIT M -5-

IN WITNESS WHEREOF, Grantor and Grantee have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

GRANTOR:	SBKFC HOLDINGS, LLC, a Colorado limited liability company

By

Name

Title

GRANTEE:	CONSOLIDATED-TOMOKA LAND CO., a Florida corporation

By

Name

Title

EXHIBIT M -6-

Exhibit A

The Property

EXHIBIT M -7-

Exhibit B
Memorandum of Right of First Refusal

PREPARED BY:

AND AFTER RECORDED, MAIL TO:

MEMORANDUM OF RIGHT OF FIRST REFUSAL

This Memorandum of Right of First Refusal (this "Memorandum") is executed this _____ day of _______________, 2016 by SBKFC HOLDINGS, LLC, a Colorado limited liability company, with an address of ______________________ (“Grantor”), in favor of Consolidated-Tomoka Land Co., a Florida corporation, having an address of 1530 Cornerstone Blvd., Suite 100, Daytona Beach, FL 32117 (together with its successors and assigns, “Grantee”) with reference to the following facts:

WHEREAS, Grantor owns certain property more particularly described on Exhibit A attached (the "Property"), which Property is located at 4250 Aloma Avenue, Winter Park, Florida.

WHEREAS, Grantor and Grantee entered into that certain Agreement of Right of First Refusal, dated as of on or about even date herewith (the “Agreement”), pursuant to which Grantor granted to Grantee a right of first refusal to purchase the Property, upon the terms and conditions described in the Agreement (the “Right of First Refusal”).

WHEREAS, Grantor and Grantee have executed this Memorandum to provide third parties with notice of the existence of the Right of First Refusal.

NOW THEREFOR, the parties to this Memorandum, intended to be legally bound, agree as follows:

1.The recitals above are incorporated by reference into this paragraph as if set forth in full.

2.Grantor and Grantee agree that this Memorandum is intended to provide notice to third parties of the existence of the Right of First Refusal and Grantor’s agreement not to further encumber the Property, except as provided in the Agreement.  This Memorandum is not a complete summary of the Agreement or the Right of First Refusal, and shall not amend or modify the Agreement or the Right of First Refusal.  Provisions in this Memorandum shall not be used in interpreting the provisions of the Agreement.  In the event of a conflict between the terms of this Memorandum and the Agreement, the Agreement shall control.

3.This Memorandum shall be interpreted in accordance with the laws of the State of Florida (without regard to principals of conflicts of laws).  Neither the rule against perpetuities nor any similar law of the State of Florida shall apply to this Memorandum, the Right of First Refusal, or the Agreement.

[Remainder of page intentionally blank. Signature page immediately follows.]

EXHIBIT M -8-

IN WITNESS WHEREOF, Grantor has executed this Memorandum of Right of First Refusal as of the date and year first above written.

GRANTOR:

SBKFC HOLDINGS LLC,
a Colorado limited liability company

By:

Name:
Title:

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California)

County of ______________________)

On _________________________, before me, ,

(insert name of notary)

Notary Public, personally appeared _________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature(Seal)

EXHIBIT M -9-

SCHEDULE 1

SELLERS

Seller	Address	City	State	APN
Bluebird South Garden Grove LLC	13952 Brookhurst St.	Garden Grove	CA	099-344-11
Bluebird South Westminster LLC	8850 Bolsa Ave.	Westminster	CA	107-412-39
Bluebird South Laguna LLC	299 Ocean Ave.	Laguna Beach	CA	641-253-27
Bluebird North Walnut LLC	200 S. Lemon Ave.	Walnut	CA	8720-024-054
Bluebird North La Habra LLC	200 E. La Habra Blvd.	La Habra	CA	022-172-35, 36
Bluebird South Trabuco Mission Viejo LLC	26821 Trabuco Rd.	Mission Viejo	CA	808-141-15
Bluebird North Los Alamitos LLC	11262 Los Alamitos Blvd.	Los Alamitos	CA	222-081-03
Bluebird North Yorba Linda LLC	19601 Yorba Linda Blvd.	Yorba Linda	CA	349-281-03
Bluebird South Puerta Real Mission Viejo LLC	27571 Puerta Real	Mission Viejo	CA	761-111-06
Bluebird WAG Boulder LLC	2870 28th Street	Boulder	CO	R0515693
Bluebird WAG Palm Bay LLC	1160 Malbar Road SE	Palm Bay	FL	29-37-04-MZ
Bluebird Capital Circle LLC	1875 Capital Circle	Tallahassee	FL	11-21-05-00E-003.1
Bluebird Chase Chicago LLC	5606 Montrose Blvd.	Chicago	IL	13-17-232-052-0000
Bluebird BWW Phoenix LLC	2700 W. North Lane	Phoenix	AZ	149-16-410-C

SCHEDULE 1.1(d)

LEASES

1.Lease dated as of December 13, 2012 between Bluebird South Garden Grove LLC, as landlord, and Bank of America, National Association;
2.Lease dated as of December 13, 2012 between Bluebird South Westminster LLC, as landlord, and Bank of America, National Association;
3.Lease dated as of December 13, 2012 between Bluebird South Laguna LLC, as landlord, and Bank of America, National Association;
4.Lease dated as of January 3, 2013 between Bluebird North Walnut LLC, as landlord, and Bank of America, National Association;
5.Lease dated as of January 3, 2013between Bluebird North La Habra LLC, as landlord, and Bank of America, National Association;
6.Lease dated as of December 13, 2012 between Bluebird South Trabuco Mission Viejo LLC, as landlord, and Bank of America, National Association;
7.Lease dated as of January 3, 2013 between Bluebird North Los Alamitos LLC, as landlord, and Bank of America, National Association;
8.Lease dated as of January 3, 2013 between Bluebird North Yorba Linda LLC, as landlord, and Bank of America, National Association;
9.Lease dated as of December 13, 2012 between Bluebird South Puerta Real Mission Viejo LLC, as landlord, and Bank of America, National Association;
10.Lease dated February 16, 2011, as amended by the First Amendment of Lease dated December 13, 2011, between Bluebird WAG Boulder LLC, as landlord, and Walgreen Co., as tenant;

11.Lease dated July 23, 1998, as amended by the First Amendment of Lease dated January 25, 2007 and the Second Amendment of Lease dated August 30, 2013, by and between Bluebird WAG Palm Bay LLC, as landlord, and Walgreen Co., as tenant;

12.Lease dated July 13, 1995, as amended by the Lease Amendment No. 1 dated February 28, 1996 and the Second Amendment to Lease dated June 15, 2011, between Bluebird Capital Circle LLC, as landlord, and Holiday CS, L.L.C., as tenant;

13.Ground Lease dated December 11, 2009, as amended by the First Amendment to Ground Lease dated December 2, 2010, between Bluebird Chase Chicago LLC, as landlord, and JPMorgan Chase Bank, N.A., as tenant; and

14.Ground Lease Agreement dated June 29, 2011 between Bluebird BWW Phoenix LLC, as landlord, and Blazin Wings, Inc., as tenant.

SCHEDULE 1.1(e)

OPERATING AGREEMENTS

None.

SCHEDULE 1.2

PURCHASE PRICE ALLOCATIONS

Address	City	State	Purchase Price Allocation
13952 Brookhurst St.	Garden Grove	CA	$3,505,945.00
8850 Bolsa Ave.	Westminster	CA	$3,322,276.00
299 Ocean Ave.	Laguna Beach	CA	$2,762,136.00
200 S. Lemon Ave.	Walnut	CA	$2,528,560.00
200 E. La Habra Blvd.	La Habra	CA	$2,346,902.00
26821 Trabuco Rd.	Mission Viejo	CA	$1,858,964.00
11262 Los Alamitos Blvd.	Los Alamitos	CA	$1,800,618.00
19601 Yorba Linda Blvd.	Yorba Linda	CA	$1,706,754.00
27571 Puerta Real	Mission Viejo	CA	$1,352,675.00
2870 28th Street	Boulder	CO	$9,757,219.00
1160 Malbar Road SE	Palm Bay	FL	$6,900,842.00
1875 Capital Circle	Tallahassee	FL	$7,175,983.00
5606 Montrose Blvd.	Chicago	IL	$4,151,496.00
2700 W. North Lane	Phoenix	AZ	$2,429,629.00

SCHEDULE 2.5

EXISTING SURVEYS

Address	Surveyor	Survey Date	Project/Job No.
13952 Brookhurst St., Garden Grove, CA	Idyllwild Land Surveying	2/19/2013 (last revised 3/6/2013)	3952-2013
8850 Bolsa Ave., Westminster, CA	Idyllwild Land Surveying	2/19/2013 (last revised 2/23/2013)	8850-2013
299 Ocean Ave., Laguna Beach, CA	Site Tech Inc.	2/29/2013 (last revised 2/26/2013)	13-CO-06
200 S. Lemon Ave., Walnut, CA	JRN Civil Engineers	2/26/2013 (last revised 2/28/2013)	12544
200 E. La Habra Blvd., La Habra, CA	Idyllwild Land Surveying	2/19/2013 (last revised 2/25/2013)	200-2013
26821 Trabuco Rd., Mission Viejo, CA	Idyllwild Land Surveying	2/19/2013 (last revised 2/25/2013)	26821-2013
11262 Los Alamitos Blvd.. Los Alamitos, CA	Idyllwild Land Surveying	2/19/2013 (last revised 3/11/2013)	11282-13
19601 Yorba Linda Blvd., Yorba Linda, CA	Site Tech Inc.	2/29/2013 (last revised 2/26/2013)	13-CO-07
27571 Puerta Real, Mission Viejo, CA	Site Tech Inc.	2/16/2013 (last revised 3/6/2013)	13-CO-05
2870 28th Street, Boulder, CO	Drexel, Barrell & Co.	12/29/2010 (last revised 2/20/2013)	4509-7A

1160 Malbar Road SE, Palm Bay, FL	Creech Engineers, Inc.	2/22/2013 (last revised 2/27/2013)	13024.00
1875 Capital Circle, Tallahassee, FL	A.D. Platt and Associates, Inc.	2/20/2013 (last revised 3/6/2013)	10042
5606 Montrose Blvd., Chicago, IL	M M Surveying Co.	2/15/2013 (last revised 3/11/2013)	79273
2700 W. North Lane, Phoenix, AZ	Northsight	8/17/2012 (last revised 3/8/2013)	02818-06

SCHEDULE 5.1

EXISTING MORTGAGES

1.

the Deed of Trust, Assignment of Leases, Fixture Filing and Security Agreement dated as of March 8, 2013 from Bluebird North La Habra LLC, as grantor, for the benefit of Existing Lender, as beneficiary;

2.

the Deed of Trust, Assignment of Leases, Fixture Filing and Security Agreement dated as of March 8, 2013 from Bluebird North Walnut LLC, as borrower, for the benefit of Original Lender, as beneficiary;

3.

the Deed of Trust, Assignment of Leases, Fixture Filing and Security Agreement dated as of March 8, 2013 from Bluebird North Yorba Linda LLC, as borrower, for the benefit of Original Lender, as beneficiary;

4.

the Deed of Trust, Assignment of Leases, Fixture Filing and Security Agreement dated as of March 8, 2013 from Bluebird North Los Alamitos LLC, as borrower, for the benefit of Original Lender, as beneficiary;

5.

the Deed of Trust, Assignment of Leases, Fixture Filing and Security Agreement dated as of March 8, 2013 from Bluebird South Garden Grove LLC, as borrower, for the benefit of Original Lender, as beneficiary;

6.

the Deed of Trust, Assignment of Leases, Fixture Filing and Security Agreement dated as of March 8, 2013 from Bluebird South Laguna LLC, as borrower, for the benefit of Original Lender, as beneficiary;

7.

the Deed of Trust, Assignment of Leases, Fixture Filing and Security Agreement dated as of March 8, 2013 from Bluebird South Trabuco Mission Viejo LLC, as borrower, for the benefit of Original Lender, as beneficiary;

8.

the Deed of Trust, Assignment of Leases, Fixture Filing and Security Agreement dated as of March 8, 2013 from Bluebird South Puerta Real Mission Viejo LLC, as borrower, for the benefit of Original Lender, as beneficiary;

9.

the Deed of Trust, Assignment of Leases, Fixture Filing and Security Agreement dated as of March 8, 2013 from Bluebird South Westminster LLC, as borrower, for the benefit of Original Lender, as beneficiary;

10.	the Deed of Trust, Assignment of Leases, Fixture Filing and Security Agreement dated as of March 8, 2013 from Bluebird WAG Boulder LLC, as borrower, for the benefit of Original Lender, as beneficiary;
11.	the Mortgage, Assignment of Leases and Rents and Security Agreement dated as of March 8, 2013 from Bluebird WAG Palm Bay LLC, as mortgagor, for the benefit of Original Lender, as mortgagee;

12.	the Mortgage, Assignment of Leases and Rents and Security Agreement dated as of March 8, 2013 from Bluebird Capital Circle LLC, as mortgagor, for the benefit of Original Lender, as mortgagee;
13.	the Deed of Trust, Assignment of Leases, Fixture Filing and Security Agreement dated as of March 8, 2013 from Bluebird BWW Phoenix LLC, as borrower, for the benefit of Original Lender, as beneficiary;
14.	the Mortgage, Assignment of Leases and Rents and Security Agreement dated as of March 8, 2013 from Bluebird Chase Chicago LLC, as mortgagor, for the benefit of Original Lender, as mortgagee.

SCHEDULE 5.1(iii)

ENCUMBRANCES

None.

SCHEDULE 11.1(b)

ROFR PROPERTIES

ROFR Party	Address	City	State
Bank of America, N.A.	13952 Brookhurst St.	Garden Grove	CA
Bank of America, N.A.	8850 Bolsa Ave.	Westminster	CA
Bank of America, N.A.	299 Ocean Ave.	Laguna Beach	CA
Bank of America, N.A.	200 S. Lemon Ave.	Walnut	CA
Bank of America, N.A.	200 E. La Habra Blvd.	La Habra	CA
Bank of America, N.A.	26821 Trabuco Rd.	Mission Viejo	CA
Bank of America, N.A.	11262 Los Alamitos Blvd.	Los Alamitos	CA
Bank of America, N.A.	19601 Yorba Linda Blvd.	Yorba Linda	CA
Bank of America, N.A.	27571 Puerta Real	Mission Viejo	CA
Walgreens	2870 28th Street	Boulder	CO
Walgreens	1160 Malbar Road SE	Palm Bay	FL
JPMorgan Chase Bank	5606 Montrose Blvd.	Chicago	IL

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